                                                                    Exhibit 10.2

                          BASIC LEASE INFORMATION RIDER
                 T-REX TECHNOLOGY CENTER OF THE AMERICAS @ MIAMI

        The terms of this Basic Lease Information Rider ("Rider") contain fundamental information relating to the Lease, many of the principal economic terms, the commencement dates, and related obligations. The Rider and the Lease are, by this reference, hereby incorporated into one another. Terms defined herein apply both fox the purpose of this Rider and the Lease. Capitalized terms that are defined in the Lease have the same meaning when used in this Rider, In the event of any conflict between the terms of the Rider and the terms of the Lease, the terms of the Rider shall control.

         1.       Lease Date:       October 16, 2000 ("Effective Date").

         2.       Landlord:         Technology Center of the Americas LLC, a
                                    Delaware limited liability company.

         3.       Tenant:           NAP of the Americas, Inc., a Florida
                                    corporation.

         4.       Building:         The Building is a building to be built and
                                    consisting of the improvements to the real property described and depicted on Exhibit
                                    A. The address of the Building is 50
                                    Northeast Ninth Street, Miami, Florida
                                    33132.

         5.       PREMISES:

         A. The Premises is located on the second floor of the Building and is shown on Exhibit B-1 attached to the Lease. In addition to Tenant's right to use and occupy the Premises, Tenant shall be entitled to use and occupy, for the placement of its Ancillary Equipment, the Tenant's Equipment Area. For purpose of this Rider and the Lease, the term "Ancillary Equipment" includes, but is not limited to, Tenant's back- up generator and related fuel storage tanks, antennas, dry coolers and related heating, ventilation and air conditioning ("HVAC") systems and equipment, fiber optic cable, conduits, horizontal and vertical shafts; electrical and power vaults, power lines from the main entry point into the Building, power lines from Tenant's back-up generator, and related systems and equipment. For the purpose of this Rider and the Lease, the term "Tenant's Equipment Area" means the risers, equipment pods, platforms and/or structurally supported roof areas identified and allocated for Tenant on Exhibit B-2 attached to the Lease.

         B. Tenant shall have access to the Premises and to Tenant's Equipment Area twenty-four (24) hours per day, seven (7) days per week. Tenant shall obtain, in advance and at its own cost, all permits and approvals required from any municipal or governmental authority necessary for it to use and occupy Tenant's Equipment Area for Tenant's intended purposes and to install Tenant's Ancillary Equipment. Landlord's prior written approval, not to be unreasonably withheld, shall be obtained with respect to the specific equipment Tenant desires to place in Tenant's Equipment Area. Tenant acknowledges that Landlord may have reserved certain risers, pads, roof locations, and similar areas of the Building for lease to tenants who have in excess of building standard need for such areas.

         6. RENTABLE AREA: The Rentable Area of the Premises is 149,184 square feet on the second floor of the Building. The Rentable Area consists of (i) the rentable square footage of the Premises for either full floor or partial floor tenants (as appropriate), increased by (ii) a common equipment core factor (the "Equipment Core Factor") of 1.24. The Equipment Core Factor has been computed by Landlord's architect and takes into account the areas of the Building (of which Tenant's Equipment Area is a pad) made available to tenants of the Building for the location of their Ancillary Equipment. At Landlord's or Tenant's request, the floor area of the Premises shall be remeasured by Landlord's architect after possession of the Premises is delivered to Tenant (but before the Rent Commencement Date), and to the extent the floor area ]S revised as a result of such remeasurement, the rentals and other charges set forth herein shall be equitably and proportionately adjusted (and the parties shall execute a written lease amendment to confirm the changes, if any).

         7. PROPORTIONATE SHARE: Tenant's Proportionate Share is a fraction, stated in decimal terms, the numerator of which is the Rentable Area of the Premises and the denominator of which is 745,922. Tenant's Proportionate Share is agreed to be twenty percent (20.00%) (unless Tenant occupies additional space, in which event Tenant's Proportionate Share shall be recomputed, by using the increased Rentable Area as the numerator and 745,922 as the denominator).

         8. LEASE COMMENCEMENT DATE AND DELIVERY DATE: It is understood and agreed that, notwithstanding the fact that the Lease Commencement Date and the Delivery Date shall be the same date, which shall be the date of substantial completion of Landlord's Work as described in Exhibit C to the Lease, this Lease shall be effective on the Effective Date. It is understood and agreed that in the event that Tenant is authorized to have access to the Premises prior to the Delivery Date all of the terms and conditions of this Lease, except for the obligation to pay Base Rent and, if applicable, Additional Rent, shall commence in accordance with paragraph 9 below, the terms and conditions of this Lease shall then be in effect.

         9. RENT COMMENCEMENT DATE: The Rent Commencement Date is ninety (90) days following the Delivery Date. The Rent Commencement Date is the date on which the Base Rent and the Additional Rent shall commence being paid by Tenant.

         10. EXPIRATION DATE: The last day of the month which is twenty (20) years after the Rent Commencement Date, subject to the terms contained in Section.

         11. LEASE TERM: From the Lease Commencement Date to the Expiration Date, unless extended or sooner terminated in accordance with the Lease.

         12. RENEWAL OPTIONS:

         A. Landlord grants to Tenant two (2) options to extend the Lease Term for an additional period of five (5) years each ("Renewal Term"), under the terms and conditions hereinafter set forth. Tenant may only validly exercise the aforesaid options to extend if: (a) the Lease is in fill force and effect at the time of the exercise of said option, and the Tenant is not in default of the Lease at such time and at the time that the extension of the Term would take effect; (b) Tenant shall be in possession of the entire Premises, except to the extent that a different party is properly in possession of all or any part of the Premises pursuant to the terms of the Lease, and (c) Tenant shall have exercised the option to extend by delivering a notice (the "Notice") in writing to the Landlord not later than twelve (12) months prior to the expiration of the then-current Lease Term. Failure to exercise the first option shall result in the automatic termination of the second option.

         B. The Base Rent for each Renewal Term shall be the then-effective "Market Rent" as determined in accordance with this section, but in no event shall such Market Rent be less than the Base Rent in effect at the conclusion of the prior Term. "Market Rent", including escalations for successive years, shall be determined by Landlord in its reasonable judgment. Landlord's determination shall be based upon then-current and projected rents in the Building, adjusted for any special conditions applicable to such space and lease;, for location, length of term, amounts of space and other factors that Landlord deems relevant in computing rents for space in the Building, including adjustments for anticipated inflation. Landlord shall determine the Base Rent for the first year of any Renewal Term on a price per square foot basis ("Renewal Term Rental Rate"). The Renewal Term Rental Rate shall then be multiplied by the Rentable Area. Thereafter, the first year Base Rent for the Renewal Term will be annually adjusted (on the anniversary date of the beginning of the Renewal Term) by three percent (3.0%) compounded annually. Landlord shall provide Tenant in writing with its determination of the then-effective Market Rent within thirty (30) days after receipt of the Notice. Landlord and Tenant shall negotiate in good faith to agree upon such Market Rent; provided, however, that if Tenant is not satisfied with Landlord's determination of Market Rent, Tenant may, prior to the day nine (9) months before the Expiration Date for the then current Lease Term either (i) withdraw the Notice, or (ii) submit the determination of Market Rent to Binding Arbitration pursuant to the provisions of paragraph 12C of this Rider. The election of (i) or (ii) shall be in writing.

         C. If Tenant elects Binding Arbitration to determine the Market Rent, then with such election Tenant shall identify an independent real estate appraiser licensed in Miami, Dade County, Florida, with at least ten (10) years experience in telecommunications leasing and appraising in the central downtown business district. Landlord shall, within fifteen (15) days, select a similarly experienced appraiser, and the TWO promptly shall select a third appraiser with similar qualifications. The appraisers shall be instructed to determine within thirty (30) days the Market Rent for the Premises as of the beginning of the Renewal Term in question, assuming (1) the Premises are delivered to a tenant in their "as-is" condition, but with all of Tenant's equipment removed (it being agreed that for this purpose Tenant's equipment shall not include light fixtures, HVAC systems and equipment and fire suppression system and equipment, which shall be deemed to remain in the Premises). The average of the two brokers who are closest together in rental rate shall be deemed to be the Market Rent. The Market Rent so established shall be subject to Three percent (3.0%) annual increases, and in no event shall it be less than the Base Rent then in effect for the Premises increased by three percent (2.0%). All other economic and other terms of this Rider (including, by way of example only, the Additional Rent provisions) and of the Lease shall remain in fill force and effect Ewing any Renewal Term. Landlord and Tenant independently shall pay the appraiser they select and shall share equally the cost of the third appraiser.

         13. BASE RENT: Beginning on the Rent Commencement Dale (it being understood that the table shown below reflects Base Rent for twenty (20) years from the Rent Commencement Date and which Base Rent begins at $16.00 per Rentable Square Foot and escalates at the rate of 3% compounded annually through the Term, and additionally increased by $1.50 per Rentable Square Foot after the fifth, tenth and fifteen years of the Term), Tenant shall pay the Base Rent described below, p]us applicable sales taxes and applicable local taxes


     YEAR              RENT/SF                ANNUAL BASE RENT              MONTHLY BASE RENT
     ----              -------                ----------------              -----------------
      1               $  16.00               $   2,386,944.00                 $  198,912.00
      2               $  16.48               $   2,458,552.32                 $  204,879.36
      3               $  16.97               $   2,532,308.89                 $  211,025.74
      4               $  17.48               $   2,608,278.16                 $  217,356.51
      5               $  18.01               $   2,686,526.50                 $  223,877.21
      6               $  20.05               $   2,990,898.30                 $  249,241.52
      7               $  20.65               $   3,080,625.24                 $  256,718.77
      8               $  21.27               $   3,173,044.00                 $  264,420.33
      9               $  21.91               $   3,268,235.32                 $  272,352.94
      10              $  22.56               $   3,366,282.38                 $  280,523.53
      11              $  24.74               $   3,691,046.85                 $  307,587.24
      12              $  25.48               $   3,801,778.26                 $  316,814.85
      13              $  26.25               $   3,915,831.61                 $  326,319.30
      14              $  27.04               $   4,033,306.56                 $  336,108.88
      15              $  27.85               $   4,154,305.75                 $  346,192.15
      16              $  30.18               $   4,502,710.92                 $  375,225.91
      17              $  31.09               $   4,637,792.25                 $  386,482.69
      18              $  32.02               $   4,776,926.02                 $  398,077.17
      19              $  32.98               $   4,920,233.80                 $  410,019.48
      20              $  33.97               $   5,067,840.81                 $  422,320.07


         14. ADDITIONAL RENT: Additional Rent consists of Tenant's Proportionate Share of the sum of Operating Charges, the Real Estate Taxes and any other expenses passed through to Tenant under the Lease, as more filly set forth in
Article 5 of the Lease.

         15. OPERATING CHARGES: As described in Article 5 of the Lease.

         16. REAL ESTATE TAXES: As described in Article S of the Lease.

         17. SECURITY DEPOSIT PAID: No security deposit shall be required to be paid hereunder.

         18. USE OF PREMISES: The installation, operation, and maintenance of telecommunications equipment and transmission facilities, including, but not limited to, a local and long distance switch, node, customer co-location, public and private peering and related equipment, together with general offices and other uses normally related thereto and permitted by law.

         19. PARKING SPACES: Tenant may lease up to its proportionate share of one hundred ten (110) parking spaces within the Building at the then-prevailing market rate for covered parking spaces within the central business district of Miami, Florida, and up to fifty (50) additional off-site, uncovered parking spaces on an unreserved basis at a location to be designated by Landlord within one thousand (1000) feet of the Building at the then-prevailing market rate for parking spaces. Notwithstanding the foregoing, Landlord shall have the right, upon thirty (30) days' written notice to Tenant, to recapture up to five (5) of Tenant's parking spaces, if, in Landlord's reasonable discretion, Landlord elects to use such spaces for tenant equipment areas; provided, however, that Landlord shall recapture parking spaces proportionately from all tenants based substantially on their leaseable floor area in the Building.

         20.      TENANT'S ADDRESS FOR NOTICES:

                  NAP of the Americas, Inc.
                  2601 South Bayshore Drive, Suite 900
                  Miami, FL 33133
                  Attn:  Brian Goodkind

         21.      TENANT'S REPRESENTATIVE FOR BUILD-OUT:

                  NAP of the Americas, Inc.
                  2601 South Bayshore Drive, Suite 900
                  Miami, FL 33133
                  Attn:  Greg Lopez, Project Manager

         22.      TENANT'S APPROVED CONTRACTOR:

                  Terremark Technology Contractors, Inc.
                  2601 South Bayshore Drive, Suite 900
                  Miami, FL 33133
                  Attn:  Ed Jacobsen, President

         23. BROKER(S): Landlord recognizes Telecom Routing Exchange Developers, Inc., as the brokers in connection with this transaction, and they shall be compensated pursuant to a separate letter agreement.

         24. TENANT ACCESS FOR TENANT WORK: Tenant shall be &anted access to the Premises for the purpose of performing its Tenant Work commencing on the Delivery Date; provided, that in no event may Tenant commence any Tenant Work until Tenant has received Landlord's written approval of all of Tenant's plans and specifications for such work, the approval of Tenant's proposed contractor, and of the location of Tenant's Equipment within the Tenant's Equipment Area, which approval shall not be unreasonably withheld or delayed. Tenant shall pay a reasonable market rate fee to Landlord for its review of Tenant plans and supervision of Tenant's proposed construction.

         25. EQUIPMENT TESTING: Tenant shall test and otherwise "exercise" its redundant HVAC and power equipment and facilities on a regular periodic basis, although such testing shall be in accordance with reasonable rules and regulations established by Landlord from time-to-time in its discretion for the purpose of reducing the inconvenience to other tenants of the Building, as well as synchronize the timing of exercising all equipment of all tenants in the Building.

         26. MANAGEMENT. The Building shall be professionally managed for Landlord by a management company (which may be affiliated with Landlord) selected by Landlord.

         27. CORPORATE GUARANTY. Terremark Worldwide, Inc. has executed a corporate Guaranty of Lease, winch is attached to the Lease and made a part thereof as Exhibit F.

         28. TENANT EXECUTION AND DELIVERY. Notwithstanding anything to the contrary herein or in the Lease, Tenant expressly covenants and agrees that the execution and delivery of this Rider and the tease by Tenant constitutes an offer by Tenant to lease the Premises on the terms and conditions stated in the Rider and Lease, and that Tenant may not withdraw this offer to lease unless Landlord fails to execute arid deliver fully executed counterparts of the Rider and Lease on or before 5:00 pm (EST), Friday, October 27, 2000.

         29. COVENANTS. Landlord covenants that, except for its p re-existing lease to Global Crossing Telecommunications, Inc., it shall not lease any space within the Building to the following entities which are "NAP'" providers: PAIX, InterNAP, GlobalNAP, Teleplace, or any existing or planned "MIX's", "NAP's" or "MAE's". The parties further agree and acknowledge that Tenant shall have the exclusive right to provide a general building cross-connection point for telecommunications services within the Building, also known as a "meet me room". The rates charged by the Tenant to tenants in the Building for connection to the cross-connection point (meet me room) shall not exceed the current market rates ("Current Market Rates") in effect for such services from time to time. The existing market rates ("Existing Rates") for each individual connection to the cross-connection point (meet me room) are as follows: T1/El - $50/$75 per connection; DS3 - $200 per connection; OC-3 - $295 per connection. The Existing Rates shall not be subject to adjustment in accordance with changes in the Current Market Rates for a period of one (1) year from the date of this Lease. Thereafter, the Existing Rates shall be adjusted in accordance with changes in the Current Market Rates then in effect. In no event shall this general building cross-connection point preclude other tenants in the Building from using the riser space within the Building to service their own conduit or to interconnect with others who are co-locating in such tenant's space.

         30. TENANT IMPROVEMENTS. Tenant covenants and agrees to spend at least $266.67 per square foot of Rentable Area for tenant improvements (which for these purposes shall be deemed to include all hard and soft costs paid for tenant improvements and for equipment, and shall also include all fees and expenses paid by the tenant to consultant;, including fees and expenses paid to Telcordia, but excluding fees paid to Terremark Worldwide, Inc., T-Rex Miami, LLC or their respective Affiliates) within 18 months after the earlier of the Rent Commencement Date of this Lease or the substantial completion of the Building ("Completion Date"). In the event that such improvements are not completed on or before the Completion Date, such failure shall constitute a default by Tenant under this Lease. In order to evidence completion of such improvements and the expenditure of the sums set forth above, Tenant shall deliver substantiation of such expenditures to Landlord-within thirty (30) days of the expiration of the 18 month period described above. Any objections to such substantiation shall be given by Landlord to Tenant in writing and Tenant shall have thirty (30) days from its receipt of such notice to provide Landlord with evidence of compliance.

         31. MODIFICATIONS TO LEASE. The parties hereby acknowledge that Sections 6.1(d) and 12.1 of the Lease are hereby deleted and of no further force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Basic Lease Information Rider on this ____ day of October, 2000, intending that it be, and the same hereby is, incorporated into and made a part of the T-Rex Technology Center of the Americas @ Miami Lease.

                     (Executions continue on following page)

Attest:                Tenant:

[ILLEGIBLE]            NAP of the Americas, Inc., a Florida corporation
-------------------

[ILLEGIBLE]            By:      /s/ BRAIN K. GOODKIND
-------------------       --------------------------------------------------
                                Name:  Brian K. Goodkind
                                Title:  Senior Vice President


                       Landlord:

[ILLEGIBLE]            Technology  Center of the  Americas,  LLC, a Delaware
-------------------    limited liability company

[ILLEGIBLE]            By:      /s/ MICHAEL KATZ
-------------------       -----------------------------------------
                       Vice President of Telecom Routing Exchange Developers,
                       Inc., its Manager

                     T-REX TECHNOLOGY CENTER OF THE AMERICAS
                                     @MIAMI
                     LEASE AGREEMENT - - STANDARD PROVISIONS

         THIS LEASE AGREEMENT ("Lease") is dated as of the 16th day of October, 2000, by and between Technology Center of the Americas LLC, a Delaware limited liability company ("Landlord"), and NAP of the Americas, Inc., a Florida corporation ("Tenant").


                                    ARTICLE 1
                 INCORPORATION OF BASIC LEASE INFORMATION RIDER\

         1.1 The Basic Lease Information Rider ("Rider") attached hereto, and all of the defined terms contained therein, are incorporated herein by reference and made a part hereof.


                                    ARTICLE 2
                                    PREMISES

         2.1 (a) Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, for the term and upon the conditions and covenants set forth herein. The Premises are outlined on EXHIBIT B-I, which is attached hereto for locational purposes only and by this reference made a part hereof.

                  (b) In addition to the occupancy of the Premises, Tenant and its officers, employees, agents, customers and invitees also shall have the right to i he non-exclusive use of public parking areas (as distinguished from parking areas or portions hereof that are specifically licensed to tenants of the building from time-to-time during the Term hereof), walkways, landscaped areas, driveways and sidewalks within the Building that are designated by Landlord from time to time as areas for the common use of all tenants (the "Common Areas"). Landlord agrees to make the Common Areas continuously available to Tenant for the non-exclusive use by Tenant, other tenants and the their respective officers, employees, agents, customers and invitees during the Lease Term and any extension thereof, except when portions of the Common Areas temporarily may be unavailable for use by reason of repair work then being underway thereon and as a result of the temporary use of such Common Areas by Landlord and other tenants and their respective contractors while they are engaged in the construction and/or renovation of other areas of the Building. Landlord shall have the right from time to time temporarily to close the Common Areas to prevent the acquisition of public rights thereon. Landlord shall, as part of Operating Charges, operate and maintain the Common Areas during the Lease Term and any extensions thereof in good order and repair in accordance with the standards of comparable Buildings in the area in which the Premises are located.


                                    ARTICLE 3
                                      TERM

         3.1 The Lease Term shall be as set forth on the Rider and stall continue for the period set forth thereon. The Lease Team shall also include any renewal or extension of the term of this Lease as described in the Rider.

         3.2 The Rent Commencement Date shall be the date set forth in the Rider.

         3.3 "Lease Year" shall mean a period of twelve (12) consecutive months, the first such Lease Year to commence on the Lease Commencement Date; provided, however, that if the Lease Commencement Date is not the first day of a month, then the first Lease Year shall commence on the Lease Commencement Date and shall continue for tie balance of the month in which the Lease Commencement Date occurs and for a period of twelve (12) consecutive months thereafter. Each succeeding Lease Year shall be a period of twelve (12) consecutive months commencing immediately upon the expiration of the prior Lease Year.

                                    ARTICLE 4
                                    BASE RENT

         4.1 Commencing on the Rent Commencement Date and luring each Lease Year of the Lease Term, Tenant shall pay the Base Rent specified in the Rider attached hereto and made a part hereof. The Base Rent shall be due and payable in equal monthly installments, without notice, demand, setoff or deduction, in advance on the first day of each month during each Lease Year.

         4.2 All sums payable by Tenant under this Lease shall be paid to Landlord in legal tender of the United States by wire transfer (in accordance with wire transfer instructions contained on SCHEDULE 4.2 attached hereto and made a part hereof, as same may be amended from time-to-time in accordance with the notice provisions of this Lease) or by check drawn on a U.S. bank (subject to collection), at the address to which notices to Landlord are to be given or to such other party or such other address as Landlord may designate in writing. Landlord's acceptance of rent after it shall have become due and payable shall not excuse a delay upon any subsequent occasion or constitute a waiver of any of Landlord's rights. If Tenant elects to pay by wire transfer, Tenant shall bear the full risk of receipt of hinds by 2:00 pm on the date due at Landlord's depository bank. In the event that Landlord's lender imposes special collection and bank account procedures on Landlord as a condition of Landlord's financing, Tenant agrees to cooperate frilly with Landlord in assisting Landlord in complying with such requirements and such modified terms shall be deemed to be made a part hereof.


                                    ARTICLE 5
                              OPERATING CHARGES AND
                                REAL ESTATE TAXES

         5.1 (a) Tenant shall also pay as additional rent ("Additional Rent"):
(i) Tenant's Proportionate Share of the Operating Charges (as defined in Section 5.1(b)) incurred during each calendar year falling entirely or partly within the Lease Term and (ii) Tenant's Proportionate Share of the amount of Real Estate Taxes (as defined in Section 5.1(c)) incurred during each calendar year falling entirely or partly within the Lease Term. Tenant's Proportionate Share has been set forth on the Rider. In the event the number of square feet comprising the Premises increases or decreases, respectively, pursuant to any provision of this Lease or of the Rider, or in the event the number of square feet of rentable area in the Building increases or decreases, Tenant's Proportionate Share shall increase or decrease accordingly. Total Rentable Space for the Building may change from time to time. Therefore, if and when same occurs, Tenant's Proportionate Share will be appropriately adjusted and Landlord will provide Tenant with a written statement describing the adjustment.

                  (b) Operating Charges shall mean all costs and expenses incurred by the Landlord in the operation of the Building, including without limitation, those items set forth on SCHEDULE 5.1(B) attached hereto and made a part hereof.

                  (c) Real Estate Taxes shall mean (1) all real estate taxes, vault and/or public. space rentals (including general and special assessments, if any), which are imposed upon Landlord or assessed against the Building and/or the land upon which the Building is located (the "Land"), (2) any other present or future taxes or governmental charges that are imposed upon Landlord or assessed against the Building and/or the Land which are in the nature of or in substitution for real estate taxes, including any tax levied on or measured by the rents payable by tenants of the Building, and (3) expenses (including reasonable attorneys', consultants' and appraisers' fees) incurred in reviewing, protesting or seeking a reduction of Real Estate Taxes. Real Estate Taxes will not include capital stock, succession, transfer, franchise, gift, estate or inheritance taxes imposed on Landlord.

         5.2 (a) Tenant shall make estimated monthly payments to Landlord on account of the Operating Charges and Real Estate Taxes that are expected 10 be incurred during each calendar year. From time to time, Landlord will submit a statement to Tenant setting forth Landlord's reasonable estimate of such charges and the amount of Tenant's Proportionate Share thereof Tenant shall pay to Landlord on the first day of each month following receipt of such statement, until Tenant's receipt of the succeeding annual statement, an amount equal to one-twelfth (1/12) of such share (estimated on an annual basis).

                  (b) Within one hundred twenty (120) days following the end of each calendar year, Landlord shall submit a statement showing (1) Tenant's Proportionate Share of the actual amount of Operating Charges and Real Estate Taxes actually incurred during the preceding calendar year, and (2) the aggregate amount of Tenant's estimated payments during such year. If such statement indicates that the aggregate amount of such estimated payments exceeds Tenant s actual liability, then Tenant shall deduct the net overpayment from its next monthly payment(s) of estimated Operating Charges and Real Estate Taxes. If such statement indicates that Tenant's actual liability exceeds the aggregate amount of such estimated payments, then Tenant shall pay the amount of such excess within thirty (30) days of Tenant's receipt of such notice of excess due. Such statement of Operating Charges and Real Estate Taxes shall become binding and conclusive if not contested by Tenant within sixty (60) days after it is rendered.

         Notwithstanding anything to the contrary in the Lease, within sixty
(60) days of Tenant's receipt of Landlord's statement, in the event any dispute arises between Landlord and Tenant as to Operating Charges and/or Real Estate Taxes, Tenant shall have the right, upon reasonable notice, to inspect and photocopy, if desired, Landlord's records concerning the Operating Charges and/or Real Estate Taxes of :he Building. If, after such inspection, Tenant continues to dispute Operating Charges and/or Real Estate Taxes, Tenant shall be entitled, within such sixty (60) day period, to retain an independent accountant or accountancy firm that has a specialty in auditing operating expenses to conduct an audit. The results of any such audit shall be completed not later than one hundred twenty days (120) days after Tenant's receipt of Landlord's statement. If as to any specific issue it is determined that Tenant has been overcharged, then Tenant shall receive a credit against the next month's required payment of Operating Charges in the amount of such overcharge. If the audit reveals that Tenant was undercharged, then, within thirty (30) days after :he results of such audit are made available to Tenant, Tenant shall reimburse Landlord for the amount of such undercharge. Tenant shall pay the cost of any audits requested by Tenant, unless any audit reveals that Landlord's determination of the Operating Charges and/or Real Estate Taxes was in error by more than five percent (5%), in which case Landlord shall pay the cost of such audit. Landlord shall be required to maintain records of the Operating Charges and Real Estate Taxes for the three-year period following each Operating Charges statement. To the extent either party owes any amount to the other, and such obligation arises at the end of the Term, such amount shall be paid in its entirety within thirty (30) days following the completion of the audit process.

                  (c) If the Lease Term commences or expires on a day other than the first day or the last day of a calendar year, respectively, then Tenant's liability for Tenant's Proportionate Share of Operating Charges and Real Estate Taxes incurred during; such calendar year shall be equitably apportioned on a pro-rata basis.


                                    ARTICLE 6
                                 USE OF PREMISES

         6.1 (a) Tenant may use, occupy and operate the Premises in accordance with the use clause set forth in the Rider. Tenant agrees at all times during the Lease Term and any extensions thereof to comply with all applicable laws affecting the use of the Premises.

                  (b) Tenant acknowledges and agrees that the precise location of equipment and cable outside of the Premises and within horizontal and vertical) shafts, risers and pathways within the Building, to the Building or between and among floors, both at the commencement of Tenant's occupancy and as same may be modified, expanded or adjusted from time-to-time after initial occupancy, shall be in conformity with plans and specification which have been approved in writing in advance by the Landlord, in Landlord's sole discretion, and shall otherwise be in accordance with Building Rules and Regulations attached as Exhibit
         E. With respect to the location of equipment and cable within the Premises, Landlord shall waive the right to review and approve such initial placement and any relocation thereof, with such approval not to be unreasonably withheld or delayed.

                  (c) Tenant shall not use the Premises for any unlawful purpose or in any manner that will constitute waste, nuisance or unreasonable annoyance to Landlord or any other tenant of the Building, or in any manner that will increase the number of parking spaces required for the Building at full occupancy or otherwise as required by law. Except as otherwise provided in this Lease, Tenant shall not generate, use, store, or dispose of any materials posing a health or environmental hazard in or about the Building, nor use or occupy be Premises in any manner which may result in an increase in Landlord's insurance premium payable in respect of the Building. Tenant shall comply with and conform to all present and future laws, ordinances, regulations and orders of all applicable governmental or quasi-governmental authorities having jurisdiction over the Premises, including those concerning the use, occupancy and condition of the Premises and all machinery, equipment and furnishings therein. The party installing the initial leasehold improvements described in Exhibit D hereto shall obtain the initial certificate of occupancy for the Premises. Any amended or substitute certificate of occupancy necessitated by Tenant's particular use of the Premises or any Alterations made by Tenant in the Premises shall be obtained by Tenant at Tenant's sole expense. (The foregoing sentence shall not be construed as to constitute the consent of the Landlord for any Alterations of the Premises.) Use of the Premises is subject to all covenants, conditions and restrictions of record.

                  (d) Landlord agrees that Tenant may provide its telecommunications services, with no service restrictions in the Building for providing such services, through its fiber optic or other telecommunications network to other tenants or occupants in the Complex or Tenant's customers or vendors, provided that no other Building services or services of other telecommunications providers will be materially and adversely affected thereby. In the event that Landlord shall provide a "meet point room" in the Building (which meet point room, if provided, shall be in a location designated by Landlord), Tenant, at its option, may interconnect with other tenants or occupants of the Building or Tenant's customer or vendors though such a Building meet point room. If Tenant elects to utilize such meet point room, Tenant shall reimburse Landlord, within thirty (30) days of Landlord's demand, for Tenant's proportionate share (based on Tenant's share of the space available and utilized by Tenant for use in the meet point room) of Landlord's reasonable actual out-of-pocket expenses for developing, building, operating and maintaining the Building's meet point room to the extent not theretofore recovered by Landlord. Landlord shall have the right at any time to relocate such meet point room at Landlord's expense, in which event Landlord shall reimburse Tenant for Tenant's reasonable expenses incurred in connection with relocating its equipment to the relocated meet point room. Prior to the discontinuance of any existing meet point room in the Building in connection with such a relocation, Landlord shall have constructed a new meet point room and Tenant shall have had a reasonable opportunity to interconnect therein with the other tenants or occupants of the Building to which Tenant is providing its telecommunications services and with other telecommunications carriers. In addition, Landlord may at any time discontinue the use of any meet point room provided that, prior to such discontinuance, Tenant shall have had reasonable notice and opportunity to connect directly to other tenants of the Building to which it is providing its telecommunications services and to other telecommunications carriers, in which event Landlord shall reimburse Tenant for Tenant's reasonable expenses incurred in connection with such direct connections. Further, such "meet me" room shall have direct access to the interconnect! fiber termination point within the Tenant's Premises at the public or private peering point, and such connection shall be at no charge to Landlord throughout the Term, including any Renewal Term.

         6.2 Tenant shall pay, within thirty (30) days of notice thereof, but in any event before delinquency, any business, rent or other taxes or fees that are now or hereafter levied, assessed or imposed upon Tenant's use or occupancy of the Premises, the conduct of Tenant's business in the Premises or Tenant's equipment, fixtures, furnishings, inventory or personal property. If any such tax or fee is enacted or altered so that such tax or fee is levied against Landlord or so that Landlord is responsible for collection or payment thereof, then Tenant shall pay to Landlord as Additional Rent the amount of such tax or fee within thirty (30) days of its having been assessed, but in no event in a fashion as to constitute a delinquency in the payment of such taxes, fees or assessments. Tenant shall also promptly pay any sales tax and/or other local tax now or hereafter in existence that is imposed. Any sales tax on rent shall be paid by Tenant to Landlord simultaneously with the monthly payment of Base Rent. Any such tax obligation shall be deemed Additional Rent.

         6.3 (a) Except as otherwise provided in this Lease, Tenant shall not cause or permit any Hazardous Materials to be generated, used, released, stored or disposed of in or about the Building. At the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord free of Hazardous Materials and in compliance with all Environmental Laws. "Hazardous Materials" means (a) asbestos and any asbestos containing material and any substance that is then defined or listed in, or otherwise classified pursuant to, any Environmental Law or any other applicable Law as a "hazardous substance," "hazardous material," "hazardous waste," "infectious waste," "toxic substance," "toxic pollutant" or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, or Toxicity Characteristic Leaching Procedure (TCLP) toxicity, (b) any petroleum and drilling fluids, produced waters, and other wastes associated with the exploration, development or production of crude oil, natural gas, or geothermal resources, and (c) any petroleum product, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive material (including any source, special nuclear, or by-product material), medical waste, chlorofluorocarbon, lead or lead-based product, and any other substance whose presence could be detrimental to the Building or the Land or hazardous to health or the environment. "Environmental Law" means any present and future Law and any amendments (whether common law, statute, rule, order, regulation or otherwise), permits and other requirements or guidelines of governmental authorities applicable to the Building or the Land and relating to the environment and environmental conditions or t0 any Hazardous Material (including, without limitation, CERCLA, 42 U.S.C.ss. 9601 ET SEQ., the Resource Conservation and Recovery Act of 1976, 42 U.S.C.ss. 6901 ET SEQ., the Hazardous Materials Transportation Act, 49 U.S.C.ss. 1801 ET SEQ., the Federal Water Pollution Control Act 33 U.S.C.ss. 1251 ET SEQ., the clean Air Act, 33 U.S.C.ss. 7401 ET SEQ., the Toxic Substances Control Act, 15 U.S.C.ss. 2601 ET SEQ., the Safe Drinking Water Act, 42 U.S.C.ss. 300f ET SEQ., the Emergency Planning and Community Right-To-Know Act, 42 U.S.C.ss. 1101 ET SEQ., the Occupational Safety and Health Act, 29 U.S.C.ss. 651 ET SEQ., and any so-called "Super Fund" or "Super Lien" law, any Law requiring the filing of reports and notices relating to hazardous substances, environmental laws administered by the Environmental Protection Agency, and any similar state and local Laws, all amendments thereto and all regulations, orders, decisions, and decrees now or hereafter promulgated thereunder concerning the environment, industrial hygiene or public health or safety).

                  (b) Notwithstanding any termination of this Lease, Tenant shall indemnify and hold Landlord, its employees and agents, and, if applicable, Landlord's prime landlord under any ground lease to which Landlord is a party, and Landlord's lender(s), harmless from and against any damage, injury, loss, liability, charge, demand or claim based on or arising out of the presence or removal of or failure to remove, Hazardous Materials generated, used, released, stored or disposed of by Tenant or any Invitee in or about the Building, whether before or after Lease Commencement Date. In addition, Tenant shall give Landlord immediate verbal and follow-up written notice of any actual or threatened Environmental Default, which Environmental Default Tenant shall cure at the sole expense of the `tenant in accordance with all Environmental Laws and to the satisfaction of Landlord and only after Tenant has obtained Landlord's prior written consent. An "Environmental Default" means any of the following by Tenant or any Invitee: a violation of an Environmental Law; a release, spill or discharge of a Hazardous Material on or from the Premises, the Land or the Building; an environmental condition requiring responsive action; or an emergency environmental condition. Upon any Environmental Default, in addition to all other rights available to Landlord under this Lease, at law or in equity, Landlord shall have the right, but not the obligation, to immediately enter the Premises, to supervise and approve any actions taken by Tenant to address the Environmental Default, and, if Tenant fails to immediately address same to Landlord's satisfaction, to perform, at Tenant's sole cost and expense, any lawful action necessary to address same. This provision will survive the termination or expiration of this Lease, and any renewals, extensions or expansions thereof

                  (c) Landlord represents and warrants that the Building is being constructed so as to be free of Hazardous Materials, except for those Hazardous Materials to be used in the operation of, or to be stored in, the Building in connection with the lawful occupancy and use of the Building for the purposes for which it is intended, with Landlord having obtained the necessary governmental approvals for the Hazardous Materials for which Landlord may be responsible.

                                    ARTICLE 7
                            ASSIGNMENT AND SUBLETTING

         7.1 Except as provided below, Tenant will not sell, assign, transfer, mortgage or otherwise encumber this Lease or sublet, rent or permit occupancy or use of the Premises or any part thereof by others, without obtaining the prior written consent of Landlord, nor shall any assignment or transfer of this Lease or the right of occupancy hereunder be effectuated by operation of law or otherwise without the prior written consent of Landlord, which consent may be granted, withheld or conditioned in the sole and absolute discretion of the Landlord. Any such assignment, subletting or occupancy without the prior written consent of Landlord shall constitute an Event of Default, or, at the election of the Landlord, shall be void. Tenant shall pay all reasonable expenses (including attorney's fees) incurred by Landlord in connection with Tenant's request for Landlord to give its consent to any assignment, subletting or occupancy.

         7.2 Provided, that Tenant shall not be in default of this Lease, and that Tenant shall not have engaged in acts or omissions which with the lapse of time would constitute a default of this Lease, any transfer, by operation of law or otherwise, of Tenant's interest in this Lease (in whole or in pad), or of a fifty percent (50%) or greater interest in Tenant (whether stock, partnership interest or otherwise), or any mortgaging or encumbering of any interest in Tenant, shall be deemed an assignment of this Lease within the meaning of this
Article 7. The issuance of shares of stock to other than the existing shareholders is deemed to be a transfer of that stock for the purposes of this
Article 7. If there has been a previous transfer of less than a fifty percent (50%) interest in Tenant, then any other transfer of an interest in Tenant which, when added to the total percentage interest previously transferred, totals a transfer of greater than a fifty percent (50%) interest in Tenant shall be deemed an assignment of Tenant's interest in this Lease within the meaning of this Article 7. Tenant shall be obligated to notify Landlord when a transfer of fifty percent (50%) or greater interest in Tenant is proposed. The provisions of this Section 7.2 shall not apply to the sale of shares by persons other than those deemed "insiders" within the meaning of the Securities Exchange Act of 1934, as amended, where such sale is effected through any recognized exchange or through the "over-the-counter market."

         7.3 If Landlord shall validly decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise any of its rights under this Article 7, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs and expenses (including reasonable attorneys' fees) resulting in connection with any claim relating to the proposed assignment or sublease that may I e made against Landlord by the proposed assignee or sublessee or by any brokers or other persons, including, without limitation, claims for a commission or similar compensation in connection with the proposed assignment or sublease.

         7.4 In the event that (i) Landlord fails to exercise any of its options under this Article 7 and (ii) Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within forty-five (45) days after the giving of such consent then, Tenant shall again comply with all of the provisions and conditions of this Article 7 before assigning its interest in this Lease or subletting any portion of the Premises.

         7.5 The consent by Landlord to an assignment or to a subletting shall not relieve Tenant from obtaining the express consent in writing of Landlord b any further assignment or subletting. If Tenant's interest in this Lease is assigned, or if the Premises or any pad thereof is sublet or occupied by anyone other than Tenant, Landlord may collect rent from the assignee, subtenant or occupant and apply the net amount collected to the Rent payable hereunder, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of the provisions of this Article 7 or of any default hereunder or the acceptance of the assignee, subtenant or occupant as Tenant, or a release of Tenant from the further observance or performance by Tenant of all covenants, conditions, terms and provisions on the part of Tenant to be performed or observed.

         7.6 Notwithstanding anything to the contrary in this section, Tenant, without Landlord's consent may, (a) assign this Lease to any party into which Tenant is merged, consolidated or reorganized, or to which all or substantially all of Tenant's assets are transferred or sold, provided: (x) Landlord shall receive a copy of the executed transfer document promptly after execution, (y) Tenant or its successors by merger shall remain liable under this Lease, and (z) the transferee shall expressly assume Tenant's obligations under this Lease; and
(b) upon prior written notice to Landlord, sublease the Premises to Tenant's affiliates. For purposes of this Lease, an affiliate of Tenant is a corporation, partnership, limited liability company, or other entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Tenant. The term "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct, or cause the direction of, the management and policies of Tenant, whether through the ownership of voting securities, by contract, or otherwise. Tenant shall give Landlord written notice (containing the information described above) of and such sublease to Tenant's affiliates.

         7.7 In the event of an attempted subletting or assignment 10 an unaffiliated third party, Tenant shall submit a request for consent thereto to Landlord. If Landlord, in its reasonable discretion elects to deny the request for consent to assignment, Landlord shall have the right to recapture the Premises, or that portion of the Premises sought to be subleased, by providing Tenant written notice of intent to recapture, within thirty (30) days of Landlord's receipt of a request by Tenant for consent to assignment to an unaffiliated third party of this permitted assignment If Landlord consents to such an assignment or sublease, Tenant agrees that Landlord and Tenant shall equally share in any amount of rent received in excess of the then-effective Base Rent, after deduction of Landlord's expenses in connection with the assignment or sublease.

         7.8 A permitted co-location under this Lease shall not constitute an assignment or sublease within the meaning of this paragraph. Among other things otherwise described in this Lease, for there to be a permitted co-location, at all times during the Term, Tenant shall provide Landlord with its then-currently effective Co-location License Agreement for its Customers for Landlord's review and approval, which shall not be unreasonably withheld or delayed. Said license will not afford licensee any interest in the tenancy granted hereby and will preclude occupancy beyond the Term hereof the mere denomination of a license as a "sublease" shall not defeat the terms hereof; provided, that the substance of the relationship established thereby is that of a licensee and not a subtenant.


                                    ARTICLE 8
                             MAINTENANCE AND REPAIRS

         8.1 Tenant shall keep and maintain the Premises and Tenant's Equipment Area, and all fixtures and equipment located therein, in clean, safe and sanitary condition, shall take good care thereof and make all repairs thereto, and shall suffer no waste or injury thereto. At the expiration or earlier termination of the Lease Term, Tenant shall surrender the Premises, and Tenant's Equipment Area, in the same order and condition in which they were on the Lease Commencement Date, ordinary wear and tear and unavoidable damage by the elements excepted. Except as otherwise provided in Article 18, all injury, breakage and damage to the Premises and to any other part of the Building or the Land caused by any act or omission of Tenant or of any invitee, agent, employee, subtenant, assignee, contractor, client, family member, licensee, customer or guest of Tenant (collectively, "Invitees"), including any act or omission in connection with the installation and/or removal of any of Tenant's furniture, fixtures and equipment, shall be repaired by and at Tenant's expense, except that Landlord shall have the right at Landlord's option to make any such repair and to charge Tenant for all costs and expenses incurred in connection therewith.

         8.2 Landlord shall keep and maintain in good order and repair the base-building structure and systems, including the root exterior walls, elevators, electrical, plumbing and common area HVAC systems (which excludes such elevator, electrical, plumbing and HVAC systems to the extent same are located within or exclusively service the Tenant's Premises or the premises of other tenants only, in which event same shall be governed by Section 8.1 above), and the ground floor lobby and other common areas and facilities of the Building.


                                    ARTICLE 9
                   INITIAL TENANT IMPROVEMENTS AND ALTERATIONS

         9.1 The original improvement of the Premises, and Tenant's Equipment Area by Tenant shall be accomplished in accordance with EXHIBIT D. Landlord is under no obligation to make, or to permit Tenant or Tenant's contractors to make, any structural or other alterations, decorations, additions, improvements or other changes (collectively "Alterations") in or to the Premises and Tenant's Equipment Area except as set forth in Exhibit D or otherwise expressly provided in this Lease. Prior to the commencement by Tenant of the construction of any original improvements, Tenant shall obtain and deliver to Landlord written, unconditional waivers of mechanics' and materialmen's liens against the Complex from all proposed contractors, subcontractors, laborers and suppliers in connection with such original improvements, in form and content reasonably satisfactory to Landlord.

         9.2 Tenant shall not make or permit anyone for whom Tenant is responsible to make any Alterations in or to the Premises, Tenant's Equipment Area or the Building, without Landlord's prior written consent. The criteria for such consent shall be determined by the nature of the Alteration and whether same shall have an impact upon the structural integrity of the Building or a Building system of general use, or shall have an impact on a tenant other than the Tenant, in which event, the consent or approval of the Landlord may be granted, conditioned or withheld in the sole and absolute discretion of the Landlord. If the two impacts described in the preceding sentence are NOT factors, in the reasonable judgment of Landlord, then the consent or approval of the Landlord to an Alteration shall not be unreasonably withheld, conditioned or delayed. My authorized and approved Alteration made by Tenant shall be made: (a) in a good, workmanlike, first-class and prompt manner; (b) using new materials only; (c) by an experienced, reputable contractor, approved in advance by the Landlord in its reasonable discretion or expressly identified on the Rider, and constructed in accordance with plans and specifications approved in writing by Landlord; (d) in accordance with all applicable legal requirements and requirements of any insurance company insuring the Building or portion thereof,
(e) after having obtained any required consent of the holder of any Mortgage (as defined in Section 22.1); (f) after Tenant has obtained public liability and worker's compensation insurance policies approved in writing by Landlord; and
(g) after Tenant has obtained and delivered to Landlord written, unconditional waivers of mechanics' and materialmen's liens against the Premises and the Building from all proposed contractors, subcontractors, laborers and material suppliers for all work and materials in connection with such Alteration. Any such Alteration shall be performed in a manner consistent with the Building Rules and Regulations as same may be promulgated from time-to-time by the Landlord.

         9.3 In the event of an approved Alteration after the initial build-out of Tenant's Premises, Tenant agrees that Tenant shall reimburse Landlord for its actual costs of plan review, construction monitoring and oversight by Landlord. Said reimbursement shall be due within thirty (30) days of Tenant's receipt of Landlord's statement therefore, and shall be considered Additional Rent.

         9.4 If, notwithstanding the foregoing, any mechanic's or materialman's lien (or a petition to establish such lien) is filed in connection with any Alteration, then such lien (or petition) shall be discharged by Tenant at Tenant's expense within twenty (20) days thereafter by the payment thereof or the filing of a bond in a form acceptable to Landlord. If Tenant shall fail to discharge any such mechanic's or materialman's lien, Landlord may, at its option, discharge such lien and treat the cost thereof (including attorneys' fees incurred in connection therewith) as additional rent payable with the next monthly installment of Base Rent falling due; it being expressly agreed that such discharge by Landlord shall not be deemed to waive or release the default of Tenant in not discharging such lien. If Landlord gives its consent to the making of any Alteration, then such consent shall not be deemed to constitute Landlord's consent to subject its interest in the Premises, the Building or the Land to any mechanic's or materialman's lien which may be filed in connection therewith.

         9.5 Consent to an Alteration shall not constitute consent or authorization by the Landlord to the placement of financing by the Tenant relating to the Alterations that purports to create any security interest in the Building or that purports to subordinate this Lease to any such financing, and any such effort or agreement by Tenant shall constitute an Event of Default.

         9.6 Tenant acknowledges and agrees that, during the construction of initial improvements, any subsequent Alterations and thereafter dining the operation of the Building, Landlord has authority to coordinate access to loading areas, freight elevators, the roof, shafts, space and other areas of the Building, and that Landlord has authority to adopt reasonable rules and regulations pertaining to same, and to approve such Tenant access. Tenant will also cause its Contractor(s) to coordinate their use of and access to the foregoing with Landlord's Base Building Contractor, which will have authority to approve such access; during construction.

                                   ARTICLE 10
                                      SIGNS

         10.1 Landlord will list Tenant's name in the common area Building directory, if any, and provide Building standard signage on one suite entry door at Tenant's expense. No other sign, advertisement or notice referring to Tenant shall be painted, affixed or otherwise displayed on any part of the exterior or interior of the Building; provided, however, that Tenant may install signs in the interior of the Premises that are not visible from the exterior of the Premises. Tenant shall not display any decoration, fitting or other item visible from tie exterior of the Premises without Landlord's prior approval. If any sign or item visible from the exterior of the Premises is displayed without Landlord's approval, then Landlord shall have the tight to remove such item at Tenant's expense or to require Tenant to do the same.

         10.2 To the extent that Tenant wishes to erect an exterior sign, it may do so only with the prior written consent of the Landlord, which consent may be granted, conditioned or withheld in the sole and absolute discretion of Landlord. If approved, Landlord will establish an annual fee for the value of such signage rights and Tenant shall also pay the cost of erection of such signage and such erection shall be treated as an Alteration. Tenant must submit plans of such signage for review of size, location, color, lighting, weight, method of attachment and other relevant structural and aesthetic considerations. Any such approved sign shall be further subject to the relevant requirements of the City and County for zoning and other legal compliance. This signage right is non-exclusive, although Tenant shall be entitled to use up to twenty percent (20%) of the amount of building signage permitted by Landlord and allowed by applicable building and zoning codes, rules and regulations.


                                   ARTICLE 11
                               TENANT'S EQUIPMENT

         11.1 Tenant may, from time to time during the Term or any extension hereof, install, maintain, replace, repair, expand, construct and operate in or upon the Premises and Tenant's Equipment Area and remove therefrom such trade fixtures and equipment as it may deem necessary or appropriate to its business operations; provided, any &mage which may be caused to the Premises by the installation or removal of any of Tenant's trade fixtures or equipment shall be repaired by Tenant at its expense forthwith. Landlord may impose reasonable rules and regulations concerning the location, weight and timing and method of installation of trade fixtures or equipment, whether installed in the Premises or in Tenant' s Equipment Area.

         11.2 Tenant covenants and agrees that, if directed by the Landlord at its sole discretion, Tenant shall remove, at Tenant's sole risk and expense, all fixtures and improvements to the Premises and to the Tenant's Equipment Area upon the expiration of the Lease Term. If so requested by the Landlord, Tenant shall restore the Premises and Tenant's Equipment Area to their original condition, normal wear and tear, and approved structural changes excepted. Tenant shall also exercise extraordinary care in removing such fixtures and improvements so as to eliminate damage to the Building, the premises and property of other tenants and the inconvenience to the operation of the Building and its tenants.


                                   ARTICLE 12
                                SECURITY DEPOSIT

[Intentionally Deleted]


                                   ARTICLE 13
                              ACCESS AND INSPECTION

         13.1 Tenant shall permit Landlord and its designees to enter the Premises, without charge therefore and without diminution of the rent payable by Tenant, to inspect the Premises, to make such alterations and repairs as Landlord may deem necessary, or to exhibit the Premises to prospective tenants during the last two hundred seventy (270) days of the Lease Term. Tenant shall at all times during its occupancy of the Premises provide Landlord duplicates of the keys to the doors and other points of entry to the Premises. In connection with any such entry, Landlord shall make reasonable efforts to minimize the disruption to Tenant's use of the Premises and shall conform to Tenant's reasonable security requirements. Except in an emergency, Landlord shall give Tenant reasonable prior notice (which shall be in writing, except in an emergency) of any entry into the Premises pursuant to this Section.


                                   ARTICLE 14
                                    INSURANCE

         14.1 Tenant will not conduct or permit to be conducted any activity, or place any equipment in or about the Premises or the Building, which will, in any way, invalidate the insurance coverage in effect or increase the cost of insurance on or for the Building; and if any invalidation of coverage or increase in the cost of insurance is stated by any insurance company or by the applicable Insurance Rating Bureau to be due to any activity or equipment of Tenant in or about the Premises or the Building, such statement shall be conclusive evidence that same is due to such activity or equipment and, as a result thereof, Tenant shall be liable for same and shall reimburse Landlord therefore upon demand and any such sum shall be considered Additional Rent payable with the monthly installment of Rent next becoming due.

         14.2 Tenant, at Tenant's expense, shall carry and keep in full force and effect at all times during the Lease Term for the protection of Tenant, Landlord and any other persons designated by Landlord pursuant to Section 14.4 hereof commercial general liability insurance including contractual liability coverage with a combined single limit of at least Three Million Dollars ($3,000,000.00) for each occurrence of bodily or personal injury, death or property damage and Tenant shall deliver to Landlord a copy of said policy or, at Landlord's option, a binder or certificate showing the same to be in full force and effect. It is understood and agreed that liability coverage provided for hereunder shall extend beyond the Premises to portions of the common area of the Building used from time to time by Tenant, its agents, employees, contractors, invitees, licensees, customers, clients, family members and guests, and, further, shall include contractual liability coverage insuring the INDEMNITY provisions of this Lease. Notwithstanding the foregoing, during the construction of the initial improvements, Tenant shall carry such policy with coverage limitations of at least Five Million Dollars ($5,000,000.00).

         14.3 Tenant, at Tenant's expense, shall further carry a policy of "all risk" insurance covering all of Tenant's personal property and improvements in the Premises for not less than the full insurable cost and replacement cost of such personal property and improvements without reduction for depreciation. All proceeds of such insurance shall be used solely to restore, repair or replace the Tenant's personal property and improvements.

         14.4 Said commercial general liability and "all risk" insurance policies and any other insurance policies carried by Tenant with respect to the Premises and/or any common areas accessible to Tenant shall (i) be issued in form acceptable to Landlord by good and solvent insurance companies qualified to do business in the jurisdiction in which the Building is located and otherwise reasonably satisfactory to Landlord, (ii) designate as additional named insureds, besides Tenant as named insured, Landlord, Landlord's managing agent, Landlord's lender(s) as may exist from time to time, and any other person from time to tine designated in writing by notice from Landlord to Tenant, (iii) be written as primary policy coverage and not contributing with or in excess of any coverage which Landlord may carry, (iv) provide for thirty (30) days prior written notice to Landlord of any cancellation or other expiration or material modification of such policy or any defaults thereunder, and (v) contain an express waiver of any right of subrogation by the insurance company against Landlord. Neither the issuance of any insurance policy required hereunder nor the minimum limits specified herein with respect to Tenant's insurance coverage shall be deemed to limit or restrict in any way Tenant's liability arising under or out of this Lease.

         14.5 Tenant shall obtain such additional amounts of insurance and additional types of coverage as Landlord may reasonably request from time to time. If Tenant fails to comply with any of the insurance requirements of this Lease, Landlord may obtain such insurance and keep the same in effect, and Tenant shall pay Landlord as Additional Rent THE premium cost thereof with the next installment of Rent otherwise due.

         14.6 Notwithstanding anything to the contrary contained hi this Lease, Landlord and Tenant and all parties claiming under them, to the extent covered by insurance (or to the extent such party would have been covered by insurance had such party maintained the insurance required by the terms hereof to be maintained by such party), each hereby waives any and all rights of recovery, claim, action and liability against the other, its agents, officers or employees for any loss or damage that may occur to the Building and Premises, or any improvements thereto, and any personal property owned by them therein, by reason of fire, the elements or any other cause(s) which could be covered by "all risk" property insurance, regardless of cause or origin, including negligence of the other party hereto.


                                   ARTICLE 15
                             SERVICES AND UTILITIES

         15.1 Landlord shall provide the following services and utilities in a manner consistent with the standards for quality followed in comparable facilities in the jurisdiction in which the Building is located:

                           (i) Electrical service to operate the common areas of the Building, and electrical capacity to a point of connection at the Building in accordance with the provisions of Exhibit C.

                           (ii) HVAC for the common areas of the Building during normal hours of operation of the Building as set forth in Section 15.3 below.

                           (iii) Hot and cold water for drinking, lavatory and toilet purposes at those points of supply provided for nonexclusive general use of other tenants at the Building, and supplies for such lavatory and toilet purposes.

                           (iv) Operatorless passenger elevator service 24 hours per days, 365 days per year, and freight elevator service (subject to scheduling by Landlord) in common with Landlord and other tenants and their contractors, agents and visitors; provided, however, that Landlord shall have the right to remove elevators from service as they are required for moving freight or for servicing and/or maintaining the elevators and/or the Building.

                           (v) Access to the Premises and the Building 24 hours per day, 365 days a year, subject to reasonable security regulations (such as providing identification to Building security personnel) imposed by Landlord.

                           (vi) Replacement of all Building standard lighting tubes and bulbs, if any, located in common areas.

         15.2 Landlord agrees to operate and maintain the Building in accordance with the standards for quality followed by other comparable facilities in the jurisdiction in which the Building is located and to provide building security personnel, equipment, procedures and systems in the Building similar to other such comparable facilities. Landlord reserves the fight to interrupt, curtail or suspend the services required to be furnished by Landlord under this Article 15 when the necessity therefore arises by reason of accident, emergency, mechanical breakdown, or when required by any Law, or for any other cause beyond the reasonable control of Landlord. Landlord shall use reasonable efforts to complete all repairs or other work so that Tenant's inconvenience resulting therefrom may be for as short a period of time as circumstances will permit.

         15.3 Landlord will furnish all services and utilities required by this Lease only during the normal hours of operation of the Building, unless otherwise specified herein, in a manner consistent with industry standards for comparable buildings in the jurisdiction in which the Building is located. The normal hours of operation of the Building are twenty four (24) hours a day, seven days a week. It is understood and agreed that Landlord shall not be liable for failure to furnish, or for delay, suspension or reduction in furnishing, any of the utilities, services or other manner of thing required to be furnished by Landlord hereunder, if such failure to furnish or delay, suspension or reduction in furnishing same is caused by breakdown, maintenance, repairs, strikes, scarcity of labor or materials, acts of God, Landlord's compliance with governmental regulation or legislation or judicial or administrative orders or from any other cause whatsoever; provided, however, that Landlord shall, in the event of a breakdown, use reasonable diligence to repair all equipment owned by Landlord and all building standard equipment furnished by Landlord which is required to provide such utilities and services.

         15.4 Landlord agrees to provide and maintain an electronically controlled access system for the common areas of the Building during the Lease Term ("Electronic Access System"); shall have a manned entrance to the Building, operated twenty four (24) hours a day, three hundred sixty five (365) days a year ("Manned Entrance"); provided, however, that no representation or warranty with respect to the adequacy, completeness or integrity of the Electronic Access System or the Manned Entrance is made by Landlord, and except for losses attributable to Landlord's gross negligence the risk that any such system or entrance may not be effective, or may malfunction, or be circumvented by a criminal, La assumed by Tenant with respect to Tenant's property and interest, and Tenant shall obtain insurance coverage to the extent Tenant desires protection against such criminal acts and other losses. The Electronic Access System shall provide access control at all entrances to the building. Landlord reserves the right to modify, supplement or revise the access system at any time in its sole judgment. Said access system is not intended to serve as security for the Premises or otherwise for individual tenant-occupied spaces or suites.

         15.5 Tenant shall have the right to provide and maintain a security system within the Premises in accordance with plans and specifications approved by the Landlord in accordance with the Tenant Work approval process or, in the event that such system is installed after completion of the Tenant Work, in accordance with the approval of Alterations under Article 9 above.


                                   ARTICLE 16
                              LIABILITY OF LANDLORD

         16.1 Landlord, its employees and agents shall not be liable to Tenant, any Invitee or any other person or entity for any damage (including indirect and consequential damage), injury, loss or claim (including claims for the interruption of or loss to business) based on or arising out of any cause whatsoever (except as otherwise provided in this Section), including without limitation the following: repair to any portion of the Premises or the Building; interruption in the use of the Premises or any equipment therein; any accident or damage resulting from any use or operation (by Landlord, Tenant or any other person or entity) of elevators or heating, cooling, electrical, sewerage or plumbing equipment or apparatus; termination of this Lease by reason of. damage to the Premises or the Building; fire, robbery, theft, vandalism, mysterious disappearance or any other casualty; actions of any other tenant of the Building or of any other person or entity; failure or inability of Landlord to furnish any utility or service specified in this Lease; and leakage in any part of the Premises or the Building, or from water, rain, ice or snow that may leak into, or flow from, any part of the Premises or the Building, or from drains, pipes or plumbing fixtures in the Premises or the Building. Any property stored or placed by Tenant or Invitees in or about the Premises or the Building shall be at the sole risk of Tenant, and Landlord shall not in any manner be held responsible therefore. If any employee of Landlord receives any package or article delivered for Tenant, then such employee shall be acting as Tenant's agent for such purpose and not as Landlord's agent. For purposes of this Article, the term "Building" shall be deemed to include the Land. Notwithstanding the foregoing provisions of this Section, Landlord shall not be released from liability, if any, to Tenant for any damage caused by Landlord's willful misconduct or gross negligence, to the extent such damage is not covered by insurance carried by Tenant or required to be carried by Tenant.

         16.2 Tenant shall indemnify and hold Landlord, its employees and agents harmless from and against all costs, damages, claims, liabilities and expenses (including attorneys' fees) suffered by or claimed against Landlord, directly or indirectly, based on or arising out of (a) Tenant's use and occupancy of the Premises or the business conducted by Tenant therein, (b) any act or omission of Tenant or any Invitee, (c) any breach of Tenant's obligations under this Lease, including failure to surrender the Premises upon the expiration or earlier termination of the Term, or (d) any entry by Tenant or any invitee upon the Land prior to the Lease Commencement Date.

         16.3 If any landlord hereunder transfers the Building or such landlord's interest therein, then such landlord shall not be liable for any obligation or liability based on or arising out of any event or condition occurring on or after the date of such transfer. Within fifteen (15) days after any such transferee's request, Tenant shall attorn to such transferee and execute, acknowledge and deliver any requisite or appropriate document submitted to Tenant confirming such attornment.

         16.4 Tenant shall not have the right to offset or deduct the amount allegedly owed to Tenant pursuant to any claim against Landlord from any rent or other sum payable to Landlord. Tenants sole remedy for recovering upon such claim shall be to institute an independent action against Landlord.

         16.5 Notwithstanding anything to the contrary contained herein, if Tenant or any Invitee is awarded a money judgment against Landlord, then recourse for satisfaction of such judgment shall be limited to execution against Landlord's estate and interest in the Building. No other asset of Landlord, any member or partner of Landlord or any other person or entity shall be available to satisfy, or be subject to, such judgment, nor shall any such member, partner, person or entity be held to have personal liability for satisfaction of any claim or judgment against Landlord or any member or partner of Landlord.

         16.6 Notwithstanding anything to the contrary contained in this Lease, if any provision of this Lease expressly or impliedly obligates Landlord not to unreasonably withhold its consent or approval, an action for declaratory judgment or specific performance will be Tenant's sole right and remedy in any dispute as to whether Landlord has breached such obligation.

         16.7 Landlord shall not be liable in any manner to Tenant, its agents, employees, invitees or visitors for any injury or damage to Tenant, Tenants agents, employees, invitees or visitors, or their property, caused by the criminal or intentional misconduct of third parties or of Tenant, Tenant's employees, agents, invitees or visitors. All claims against Landlord for any such damage or injury are hereby expressly waived by Tenant, and Tenant hereby agrees to hold harmless and indemnify Landlord from all such damages and the expense of defending all claims made by Tenant's employees, agents, invitees, or visitors arising out of such acts.


                                   ARTICLE 17
                                      RULES

         17.1 Tenant and its Invitees shall at all times abide by and observe the rules set forth in EXHIBIT E. Tenant and its Invitees shall also abide by and observe any other rule that Landlord may reasonably promulgate from time-to-time for the operation and maintenance of the Building, provided that notice thereof is given and such rule is not inconsistent with the provisions of this Lease. Except for Landlord's obligation to enforce the rules in a non-discriminatory manner, nothing contained in this Lease shall be construed as imposing upon Landlord any duty to enforce such rules or any condition or covenant contained in any other lease against any other tenant, and Landlord shall not be liable to Tenant for the violation of such rules or regulations by any other tenant or its invitees.


                                   ARTICLE 18
                              DAMAGE OR DESTRUCTION

         18.1 If the Premises or the Building are totally or partially damaged or destroyed, thereby rendering the Premises totally or partially inaccessible or unusable, then Landlord shall diligently repair and restore the Premises and the Building to substantially the same condition they were in prior to such damage or destruction; provided, however, that if in Landlord's reasonable judgment such repair and restoration cannot be completed within one hundred eighty (180) days after the adjustment of the loss in connection with such damage or destruction, then Landlord shall have the right, at its sole option, to terminate this Lease by giving written notice of termination within forty-five (45) days after the occurrence of such. damage or destruction.

         18.2 If Landlord determines, in its reasonable judgment, that the repairs and restoration cannot be substantially completed within one hundred eighty (130) days after the date of adjustment of the loss in connection with such damage or destruction, Landlord shall promptly notify Tenant of such determination. For a period of thirty (30) days after receipt of such determination, Tenant shall have the right to terminate this Lease by providing written notice to Landlord. If Tenant does not elect to terminate this Lease within such thirty (30) day period, and provided that Landlord has not elected to terminate this Lease, Landlord shall proceed to repair and restore the Premises and the Building. Notwithstanding the foregoing, Tenant shall not have the right to terminate this Lease if the act or omission of Tenant or any of its invitees shall have caused the damage or destruction.

         18.3 If this Lease is terminated pursuant to Section 18.1 or 18.2 above, then all rent shall be apportioned (based on the portion of the Premises which is usable after such damage or destruction) and paid to the date of termination. If this Lease is not terminated as a result of such damage or destruction, then until such repair and restoration of the Premises are substantially complete, Tenant shall be required to pay the Base Rent and additional rent only for the portion of the Premises that is usable while such repair and restoration are being made. Landlord shall bear the expenses of repairing and restoring the Premises and the Building; provided, however, that Landlord shall not be required to repair or restore any Alteration previously made by Tenant or any of Tenant's trade fixtures, furnishings, equipment or personal property; and provided further that if such damage or destruction was caused by the act or omission of Tenant or any Invitee, then Tenant shall pay the amount by which such expenses exceed the insurance proceeds, if any, actually received by Landlord on account of such damage or destruction.

         18.4 Notwithstanding anything herein to the contrary, Landlord shall not be obligated to restore the Premises or the Building and shall have the right to terminate this Lease if (a) the holder of any Mortgage fails or refuses to make insurance proceeds available for such repair and restoration, (ii) zoning or other applicable laws or regulations do not permit such repair and. restoration, or (c) the cost of repairing and restoring the Building would exceed fifty percent (50%) of the replacement value of the Building, whether or not the Premises are damaged or destroyed, provided the leases of all other tenants in the Building are similarly terminated.

         18.5 Notwithstanding the foregoing Sections of this Article 18, Landlord shall not be obligated to restore the Tenant Work which was a part of the work required to be performed under EXHIBIT D attached hereto. Rather, the restoration of such Tenant Work shall be the sole expense and responsibility of Tenant.


                                   ARTICLE 19
                                  CONDEMNATION

         19.1 If one-third or more of the Premises or occupancy thereof shall be permanently taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose or sold under threat of such a taking or condemnation (collectively, "condemned'), then this Lease shall terminate on the date title thereto vests in such authority and rent shall be apportioned as of such date. If less than one-third of the Premises or occupancy thereof is condemned, then this Lease shall continue in force and effect as to the part of the Premises not condemned, except that as of the date title vests in such authority Tenant shall not be required to pay the Base Rent and additional rent with respect to the part of the Premises condemned.

         19.2 All awards, damages and other compensation paid by such authority on account of such condemnation shall belong to Landlord, and Tenant assigns to Landlord all rights to such awards, damages and compensation. Tenant shall not make any claim against Landlord or the authority for any portion of such award, damages or compensation attributable to damage to the Premises, value of the unexpired portion of the Lease Term, loss of profits or goodwill, leasehold improvements or severance damages. Nothing contained herein, however, shall prevent Tenant from pursuing a separate claim against the authority for the value of furnishings and trade fixtures installed in the Premises at Tenant's expense and for relocation expenses, provided that such claim shall in no way diminish the award, damages or compensation payable to or recoverable by Landlord in connection with such condemnation.


                                   ARTICLE 20
                                     DEFAULT

         20.1 Each of the following shall constitute an Event of Default: (a) Tenant's failure to make any payment of the Base Rent, Additional Rent or other sum on or before such payments due date, provided that, on up to two (2) occasions in any twelve (12) month period, there shall exist no Event of Default unless Tenant shall have been given written notice of such failure and shall not have made the payment within five (5) days following the giving of such notice;
(b) Tenant's violation or failure to perform or observe any other covenant or condition within twenty (20) days after notice thereof from Landlord; (c) Tenant's vacation or abandonment of the Premises; (d) an Event of Bankruptcy as specified in Article 21 with respect to Tenant, any general partner or member or managing member of Tenant (a "General Partner") or any Guarantor; or (e) Tenant's dissolution or liquidation. 11 prior to the commencement of the Lease Term, Tenant notifies Landlord of or otherwise unequivocally demonstrates an intention to repudiate this Lease, Landlord may, at its option, consider such anticipatory repudiation an Event of Default. In addition to any other remedies available to it hereunder or at law or in equity, Landlord may retain all rent paid upon execution of the Lease and the security deposit, if any, to be applied to damages of Landlord incurred as a result of such repudiation, including without limitation attorneys' fees, brokerage fees, costs of reletting, and loss of rent. Tenant shall pay in full for all tenant improvements constructed or installed within the demised premises to the date of the breach, and for materials ordered at its request for the Premises.
         20.2 If there shall be an Event of Default, including an Event of Default prior to the Rent Commencement Date, then Landlord shall have the right, at its stole option, to terminate this Lease. In addition, with or without terminating this Lease, Landlord may re-enter, terminate Tenant's right of possession and take possession of the Premises. The provisions of this Article shall operate as a notice to quit, any other notice to quit or of Landlord's intention to re-enter the Premises being hereby expressly waived. If necessary, Landlord may proceed to recover possession of the Premises under and by virtue of the laws of the jurisdiction in which the Building is located, or by such other proceedings, including re-entry and possession, as may be applicable. If Landlord elects to terminate this Lease and/or elects to terminate Tenant's right of possession, then everything contained in this Lease to be done and performed by Landlord shall cease, without prejudice, however, to Landlord's right to recover from Tenant all rent and other sums accrued through the later of termination or Landlord's recovery of possession. Whether or not this Lease and/or Tenant's right of possession is terminated, Landlord may, but shall not be obligated to, relet the Premises or any part thereof alone or together with other premises, for such rent and upon such terms and conditions (which may include concessions or free rent and alterations of the Premises) as Landlord, in its sole discretion, may determine, but Landlord shall not be liable for, nor shall Tenant's obligations be diminished by reason of, Landlord's failure to relet the Premises or collect any rent due upon such reletting. Whether or not this Lease is terminated, Tenant nevertheless shall remain liable for any Base Rent, Additional Rent or damages which may be due or sustained prior to such default, all costs, fees and expenses (including without limitation reasonable attorneys' fees, brokerage fees and expenses incurred in placing the Premises in first-class rentable condition) incurred by Landlord in pursuit of its remedies and in renting the Premises to others from time to time. Tenant shall also be liable for additional damages which at Landlord's election shall be either:

                  (a) an amount equal to the Base Rent and Additional Rent which would have become due during the remainder of the Lease Term, less the amount of rental, if any, which Landlord receives during such period from others to whom the Premises may be rented (other than any additional rent payable as a result of any failure of such other person to perform any of its obligations), which damages shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following Tenant's default and continuing until the date on which the Lease Term would have expired but for Tenant's default. Separate suits may be brought to collect any such damages for any month(s), and such suits shall not in any manner prejudice Landlord's right to collect any such damages for any subsequent month(s), or Landlord may defer any such suit until after the expiration of the Lease Term, n which event the cause of action shall be deemed not to have accrued until the expiration of the Lease Term; or

                  (b) an amount equal to the present value (as of the date of the termination of this Lease) of the difference between (i) the Base Rent and Additional Rent which would have become due during the remainder of the Lease Term, aid (ii) the fair market rental value of the Premises for the same period, which damages shall be payable to Landlord in one lump sum on demand. For purpose of this Section, present value shall be computed by discounting at a rate equal to one
         (I) whole percentage point above the discount rate then in effect at the Federal Reserve Bank of New York (or, if such rate is not reasonably available, such substitute rate as Landlord reasonably shall select).

         Tenant waives any right of redemption, re-entry or restoration of the operation of this Lease under any present or future law, including any such right which Tenant would otherwise have if Tenant shall be dispossessed for any cause.

         20.3 Landlord's rights and remedies set forth in this Lease are cumulative and in addition to Landlord's other rights and remedies at law or in equity, including those available as a result of any anticipatory breach of this Lease. Landlord's exercise of any such right or remedy shall not prevent the concurrent or subsequent exercise of any other right or remedy. Landlord's delay or failure to exercise or enforce any of Landlord's rights or remedies or Tenant's obligations shall not constitute a waiver of any such rights, remedies or obligations. Landlord shall not be deemed to have waived any default unless such waiver expressly is set forth in an instrument signed by Landlord. If Landlord waives in writing any default, then such waiver shall not be construed as a waiver of any covenant or condition set forth in this Lease except as to the specific circumstances described in such written waiver. Neither Tenant's payment of a lesser amount than the sum due hereunder nor Tenant's endorsement or statement on any check or letter accompanying such payment shall be deemed an accord and satisfaction, and Landlord may accept the same without prejudice to Landlord's right to recover the balance of such sum or to pursue any other remedy available to Landlord. Landlord's re-entry and acceptance of keys shall not be considered an acceptance of a surrender of this Lease.

         20.4 If more than one natural person and/or entity shall execute this Lease as Tenant, then the liability of each such person or entity shall be joint and several. Similarly, if Tenant is a general partnership or other entity the partners or members of which are subject to personal liability, then the liability of each such partner or member shall be joint and several.

         20.5 If Tenant fails to make any payment to any third party or to do any act herein required to be made or done by Tenant, then Landlord may, but shall not be required to, make such payment or do such act. Landlord's taking such action shall not be considered a cure of such failure by Tenant or prevent Landlord from pursuing any remedy to which it is otherwise entitled in connection with such failure. If Landlord elects to make such payment or do such act, then all expenses incurred, plus interest thereon at a rate per annum (the "Default Rate") which is five (5) whole percentage points higher than the prime rate published from time to time in the Money Rates section of The Wall Street Journal (or, if such rate is not reasonably available, such substitute rate as Landlord reasonably shall select), from the date incurred to the date of payment thereof by Tenant, shall constitute additional rent.

         20.6 If Tenant fails to make any payment of the Base Rent, Additional Rent or any other sum payable to Landlord within five (5) days after the date such payment is due and payable, then Tenant shall pay a late charge of five percent (5%) of the amount of such payment. In addition, such payment and such late fee shall bear interest at the Default Rate from the date such payment was due to the date of payment thereof.


                                   ARTICLE 21
                                   BANKRUPTCY

         21.1 The following shall be Events of Bankruptcy under this Lease: (a) Tenant's, a Guarantor's, a General Partner's, or a Managing Member's becoming insolvent, as that term is defined in Title 11 of the United States Code (the "Bankruptcy Code"), or under the insolvency laws of any state (the "Insolvency Laws"); (b) appointment of a receiver or custodian for any property of Tenant, a Guarantor, a General Partner or a Managing Member, or the institution of a foreclosure or attachment action upon any property of Tenant, a Guarantor, a General Partner; or a Managing Member (c) filing of a voluntary petition by Tenant, a Guarantor, a General Partner or a Managing Member under the provisions of the Bankruptcy Code or Insolvency Laws; (d) filing of an involuntary petition against Tenant, a Guarantor, a General Partner or a Managing Member as the subject debtor under the Bankruptcy Code or Insolvency Laws, which either (i) is not dismissed within thirty (30) days of filing, or (ii) results in the issuance of an order for relief against the debtor; or (e) Tenant's, a Guarantor's, a General Partners or a Managing Member's making or consenting to an assignment for the benefit of creditors or a composition of creditors.

         21.2 (a) Upon occurrence of an Event of Bankruptcy, Landlord shall have all rights and remedies available pursuant to Article 20; provided, however, that while a case in which Tenant is the subject debtor under the Bankruptcy Code is pending, Landlord shall not exercise its rights and remedies pursuant to
Article 20 so long as (i) the Bankruptcy Code prohibits the exercise of such rights and remedies, and (ii) Tenant or its trustee in Bankruptcy ("Trustee") is in compliance with the provisions of Section 21.2(b).

                  (b) If Tenant becomes the subject debtor in a ease pending under the Bankruptcy Code, then Landlord's right to terminate this Lease pursuant to Section 21.2(a) shall be subject, to the extent required by the Bankruptcy Code, to any rights of Trustee to assume or assign this Lease pursuant to the Bankruptcy Code. Trustee shall not have the right to assume or assign this Lease unless Trustee promptly
         (1) cures all defaults under this Lease, (2) compensates Landlord for monetary damages incurred as a result of such defaults, (3) provides adequate assurance of future performance on the part of Tenant as debtor in possession or of the assignee of Tenant, and (4) complies with all other requirements of the Bankruptcy Code. This Lease may be terminated in accordance with Section 21.2(a) if the foregoing criteria for assumption or assignment are not met, or if Tenant, Trustee or such assignee defaults under this Lease after such assumption or assignment. Adequate assurance of future performance, as used in this Section 21.2(b), shall mean that all of the following minimum criteria must be met: (A) Tenant's gross receipts in the ordinary course of business during the thirty (20) day period immediately preceding the initiation of the case under the Bankruptcy Code must be greater than two (2) times the next monthly installment of the Base Rent and additional rent; (B) both the average and median of Tenant's monthly gross receipts in the ordinary course of business during the six (6) month period immediately preceding the initiation of the case under the Bankruptcy Code must be greater than two (2) times the next monthly installment of the Base Rent and additional rent; (C) Tenant must pay its estimated pro rata share of the cost of all services performed or provided by Landlord (whether directly or through agents or contractors and whether or not previously included as part of the Base Rent) in advance of the performance or provision of such services; (D) Trustee must agree that Tenant's business shall be conducted in a first-class manner, and that no liquidating sale, auction or other non-first-class business operation shall be conducted in the Premises; (E) Trustee must agree that the use of the Premises as stated in this Lease shall remain unchanged and that no prohibited use shall be permitted; (F) `Trustee must agree that the assumption or assignment of this Lease shall not violate or affect the rights of other tenants in the Building; (G) Trustee must pay to Landlord at the time the next monthly installment of the Base Rent is due, in addition to such installment, an amount equal to the monthly installments of the Base Rent and additional rent due for the next six (6) months thereafter, such amount to be held as a security deposit; and (H) all assurances of future performance specified in the Bankruptcy Code must be provided.


                                   ARTICLE 22
                                  SUBORDINATION

         22.1 This Lease is subject and subordinate to the lien, previsions, operation and effect of all mortgages, deeds of trust, ground leases or other security instruments which may now or hereafter encumber the Building or the Land (collectively "Mortgages"), to all funds and indebtedness intended to be secured thereby, and to all renewals, extensions, modifications, recastings or refinancings thereof The holder of any Mortgage to which this Lease is subordinate shall have the right (subject to any required approval of the holders of any superior Mortgage) at any time to declare this Lease to be superior to the lien, provisions, operation and effect of such Mortgage and Tenant shall execute, acknowledge and deliver all documents required by such holder in confirmation thereof.

         22.2 In confirmation of the foregoing subordination, Tenant shall at Landlord's request, but in no event later than five (5) business days following a request therefore, execute and deliver any requisite or appropriate document. Tenant waives the provisions of any statute or rule of law now or hereafter in effect which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease or Tenant's obligations in the event any such foreclosure proceeding is prosecuted or completed or in the event the Land, the Building or Landlord's interest therein is sold at a foreclosure sale or by deed Li lieu of foreclosure. If this Lease is not extinguished upon such sale or by the purchaser following such sale, then, at the request of such purchaser, Tenant shall attorn to such purchaser and shall recognize such purchaser as the landlord under this Lease. Upon such attornment such purchaser shall not be (a) bound by any payment of the Base Rent or additional rent more than one (1) month in advance, (b) bound by any amendment of this Lease made without the consent of the holder of each Mortgage existing as of the date of such amendment, (c) liable for damages for any breach, act or omission of any prior landlord, or (d) subject to any offsets or defenses which Tenant might have against any prior landlord; provided, however, that after succeeding to Landlord's interest, such purchaser shall perform in accordance with the terms of this Lease all obligations of Landlord arising after the date such purchaser acquires title to the Building. Within fifteen (15) days after the request of such purchaser, Tenant shall execute, acknowledge and deliver any requisite or appropriate document submitted to Tenant confirming such attornment.

         22.3 (a) After Tenant receives notice from any person, firm or other entity that it holds a Mortgage on the Building or the Land, no notice from Tenant to Landlord alleging any default by Landlord shall be effective unless and until a copy of the same is given to such holder, provided that Tenant shall have been furnished with the name and address of such holder. Any such holder shall have thirty (30) days after its receipt of notice from Tenant of a default by Landlord under this Lease to cure such default before Tenant may exercise any remedy hereunder. The curing of any of Landlord's defaults by such holder shall be treated as performance by Landlord.

                  (b) In the event that any lender providing construction, interim or permanent financing or any refinancing for the Building requires, as a condition of such financing, that modifications to this Lease be obtained, and provided that such modifications (i) are reasonable; (ii) do not adversely affect in a material manner Tenant's use of the Premises as herein permitted; and (iii) do not increase the rent and other sums to be paid by Tenant hereunder, Landlord may submit to Tenant a written amendment to this Lease incorporating such required changes, and Tenant hereby covenants and agrees to execute, acknowledge and deliver such amendment to Landlord within fifteen (15) days of Tenant's receipt thereof.


                                   ARTICLE 23
                                  HOLDING OVER

         23.1 If Tenant does not immediately surrender the Premises upon the expiration or earlier termination of the Lease Term, then Tenant shall become a tenant by the month and the rent shall be increased to equal the greater of (a) fair market rent for the Premises, or (b) double the Base Rent, additional rent and other sums that would have been payable pursuant to the provisions of this Lease if the Lease Term had continued during such holdover period. Such rent shall be computed on a monthly basis and shall be payable on the first day of such holdover period and the first day of each calendar month thereafter during such holdover period until the Premises have been vacated. Landlord's acceptance of such rent shall not constitute consent by Landlord to tenant's holdover possession and shall not in any manner adversely affect Landlords other rights and remedies, including Landlord's right to evict Tenant and to recover damages.


                                   ARTICLE 24
                              COVENANTS OF LANDLORD

         24.1 Landlord covenants that it has the right to enter into this tease and that if Tenant shall perform timely all of its obligations hereunder, then subject to the provisions of thus Lease Tenant shall during the Lease Tern peaceably and quietly occupy aid enjoy the fill possession of the Premises without hindrance by Landlord or any party claiming through or under Landlord.

         24.2 Landlord reserves the following rights: (a) to change the street address and name of the Building; (b) to change the arrangement and location of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the Building; (c) to erect, use and maintain pipes and conduits in and through the Premises; and (d) to grant to anyone the exclusive right to conduct any particular business in the Building act inconsistent with Tenant's permitted use of the Premises. Landlord shall also have the right to construct a building on the property owned by Landlord adjacent to the Building and to install connections and/or passageway's linking the Building to such neighboring building. Landlord may exercise any or all of the foregoing rights without being deemed to be guilty of an eviction, actual or constructive, or a disturbance of Tenant's business or use or occupancy of the Premises. In addition, Landlord reserves for itself the exclusive use of all portions of the roof of the Building, except those portions of the roof specifically designated Tenant's Equipment Area.


                                   ARTICLE 25
                                     PARKING

         25.1 During the Lease Term, Tenant shall have the right to use the parking spaces as described in the Rider. Tenant shall not sell, assign or permit anyone other than Tenant's personnel to use any of the aforesaid parking spaces, except in conjunction with a permitted assignment of this Lease or a permitted sublease of the Premises. Tenant and its personnel shall comply with all reasonable rules and regulations promulgated by Landlord or Landlord's parking area manager for the orderly functioning of the Building's parking areas.


                                   ARTICLE 26
                               GENERAL PROVISIONS

         26.1 Tenant acknowledges that neither Landlord nor any broker, agent or employee of Landlord has made any representations or promises with respect to :he Premises or the Building except as herein expressly set forth, and no right, privilege, easement or license is being acquired by Tenant except as herein expressly set forth.

         26.2 Nothing contained in this Lease shall be construed as creating a partnership or joint venture between Landlord and Tenant or to create any other relationship other than that of landlord and tenant.

         26.3 Landlord and Tenant each warrant to the other that in connection with this Lease neither has employed or dealt with any broker, agent or finder, other than the Broker(s) identified in the Rider. Landlord acknowledges that it shall pay any commission or fee due to the Broker(s), pursuant to the terms of the Rider or, if existent, a separate written agreement. Tenant shall indemnify and hold Landlord harmless from and against any claim for brokerage or other commissions asserted by any broker, agent or finder employed by Tenant or with whom Tenant has dealt, other than the Broker(s).

         26.4 (a) At any time and from time to time upon not less than fifteen
(15) days prior written notice, Tenant and each subtenant or assignee of Tenant or occupant of the Premises shall execute, acknowledge and deliver to Landlord and/or any other person or entity designated by Landlord, an estoppel certificate: (a) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications); (b) stating the dates to which the rent and any other charges have been paid; (c) stating whether or not, to the best knowledge of Tenant, Landlord is in default in the performance of any obligation of Landlord contained in this Lease, and if so, specifying the nature of such default; (d) stating the address to which notices are to be sent;
(e) subject to the terms of the Subordination, Non-Disturbance and Attornment Agreement, confirming that this Lease is subject and subordinate to all Mortgages encumbering the Building or the Land; and (1) certifying to such other matters as Landlord may reasonably request. Any such statement may be relied upon by any owner of the Building or the Land, any prospective purchaser of the Building or the Land, or any holder or prospective holder of a Mortgage. Tenant acknowledges that time is of the essence to the delivery of such statements and that Tenant's delay, failure or refusal to deliver such statements may cause substantial damages resulting from, for example, delays in obtaining financing secured by the Building. Tenant shall be liable for all such damages. Upon request, but not more frequently than annually, Tenant agrees to furnish Landlord with current financial statements for Tenant and any Guarantor.

                  (b) In the event of a Permitted Assignment, if required by the approved assignee, and if the facts support the statements contained therein, Landlord will deliver a statement to assignee in form satisfactory to Landlord, that Tenant is not, as of the date of the assignment, in default under this Lease.

         26.5 Landlord, Tenant all Guarantors and all General Partners or Managing Members of Tenant, if any, waive trial by jury in any action, proceeding, claim or counterclaim brought in connection with any matter arising out of or in any way connected with this Lease, the landlord-tenant relationship, Tenant's use or occupancy of the Premises or any claim of injury or damage. Tenant consents to service of process and any pleading relating to any such action at the location identified in Section 21 of the Rider. Landlord, Tenant, all Guarantors and all General Partners or Managing Members waive any objection to the venue of any action filed in any court situated in the jurisdiction in which the Building is located and waive any right under the doctrine of forum NON CONVENIENS or otherwise, to transfer any such action filed in any such court to any other court.

         26.6 All notices or other required communications hereunder shall be in writing and shall be deemed duly given when delivered in person (with receipt therefore), or when sent by Express Mail or overnight courier service (provided a receipt will be obtained) or by certified or registered mail, return receipt requested, postage prepaid, to the following addresses: (i) if to Landlord, care of T-Rex Property Management Services do Terremark Management Services, Inc., 2601 South Bayshore Drive, Ninth Floor, Coconut Grove, Florida 33133, with a copy to L. Mark Winston, Esquire, Preminger & Glazer, 5301 Wisconsin Avenue N.W., Suite 740, Washington, D.C., 20015; (ii) if to Tenant, at the Tenant Address for Notices identified in paragraph 21 of the Rider. Either party may change its address for the giving of notices by notice given in accordance with this Section. If Landlord or the holier of any Mortgage notifies Tenant that a copy of each notice to Landlord shall be sent to such holder at a specified address, then Tenant shall send (in the manner specified in this Section and it the same time such notice is sent to Landlord) a copy of each such notice to such holder, and no such notice shall be considered duly sent unless such copy is so sent to such holder.

         26.7 Each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law. If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, then such provision shall be deemed to be replaced by the valid and enforceable provision most substantively similar to such invalid or unenforceable provision, and the remainder of this Lease and the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby.

         26.8 Feminine, masculine or neuter pronouns shall be substituted for those of another form, and the plural or singular shall be substituted for the other number, in any place in which the context may require such substitution.

         26.9 The provisions of this Lease shall be binding upon and inure to the benefit of the parties and each of their respective representatives, successors and assigns, subject to the provisions herein restricting assignment or subletting.

         26.10 This Lease contains the entire agreement of the parties hereto and supersedes all prior agreements, negotiations, letters of intent, proposals, representations, warranties, understandings and discussions between the parties hereto. Any representation, inducement, warranty, understanding or agreement that is not contained in this Lease shall be of no force or effect. This Lease may be modified or changed in any manner only by an instrument duly signed by both parties.

         26.11 This Lease shall be governed by and construed in accordance with the laws of the jurisdiction in which the Building is located.

         26.12 Article and section headings are used for convenience and shall not be considered when construing this Lease.

         26.13 The submission of an unsigned copy of this document to Tenant shall not constitute an offer or option to lease the Premises. This Lease shall become effective and binding only upon execution and delivery by both Landlord and Tenant.

         26.14    Time is of the essence of each provision of this Lease.

         26.15 This Lease may be executed in multiple counterparts, each of which shall be deemed an original and all of which together constitute one and the same document.

         26.16 This Lease shall not be recorded. Landlord and Tenant agree to execute, in recordable form, a short-form memorandum of this Lease, provided that such memorandum shall not contain any of the specific rental terms set forth herein. Such memorandum may be recorded in the land records of the jurisdiction in which the Building is located at Tenant's cost.

         26.17 Except as otherwise provided in this Lease, any Additional Rent or other sum owed by Tenant to Landlord, and any cost, expense, damage or liability incurred by Landlord for which Tenant is liable, shall be considered Additional Rent payable pursuant to this Lease and paid by Tenant no later than ten (10) days after the date Landlord notifies Tenant of the amount thereof.

         26.18 Tenant's liabilities existing as of the expiration or earlier termination of the Lease Term shall survive such expiration or earlier termination. Similarly, Landlord's obligation to refund to Tenant the excess, if any, of the amount of Tenant's estimated payments on account of increases in

Operating Charges and Real Estate Taxes for the last calendar year falling wholly or partly within the Lease Term over Tenant's actual liability therefore shall survive the expiration or earlier termination of the Lease Term.

         26.19 If Landlord is in any way delayed or prevented from performing any of its obligations under this Lease due to fire, act of God, governmental act or failure to act, strike, labor dispute, inability to procure materials or any other cause beyond Landlord's reasonable control (whether similar or dissimilar to the foregoing events), then the time for performance of such obligation shall be excused for the period of such delay or prevention and extended for a period equal to the period of such delay or prevention. If Tenant is in any way delayed or prevented from performing any of its non-monetary obligations under this Lease due to fire, acto of God, governmental act or failure to act, strike, labor dispute, inability to procure materials or any other cause beyond Landlord's reasonable control (whether similar or dissimilar to the foregoing events), then the time for performance of such obligation shall be excused for the period of such delay or prevention and extended for a period equal to the period of such delay or prevention; provided, that such extension of the period of performance shall not excuse Tenant from any monetary obligation, including, but not limited to, the payment of Base rent or Additional Rent.

         26.20 The person executing and delivering this Lease on Tenant's behalf warrants that such person is duly authorized to so act. Simultaneously with the execution of this Lease, Tenant shall deliver to Landlord certified copies of any corporate resolution or partnership consent necessary to evidence the due execution of this Lease on Tenants behalf.

         26.21 This Lease includes and incorporates the Rider and all Exhibits attached hereto.

         26.22 This Lease shall, for purposes of applicable law, be deemed a deed of lease executed under seal.

         26.23 In the event that it is necessary for either party to resort to judicial relief to enforce or vindicate their rights under this Lease, then the substantially prevailing party shall be entitled, in addition to any other relief or remedy to which said party shall be entitled, to an award of reasonable attorney's fees and costs of litigation.


                          [signature on following page]

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease, under seal, as of the day and year first above written.


WITNESS:                LANDLORD:
                        Technology Center of the Americas, LLC
                        a Delaware limited liability company
[ILLEGIBLE]
-------------------

[ILLEGIBLE]             By:      /s/ MICHAEL KATZ
-------------------        --------------------------------------------------
                        Name:    MICHAEL KATZ
                             ------------------------------------------------
                        Title:   VICE PRESIDENT OF TELECOM ROUTING  EXCHANGE
                              -----------------------------------------------
                        DEVELOPERS, INC., ITS MANAGER
                        -----------------------------


WITNESS/ATTEST:         TENANT:
                        NAP o the Americas, Inc.,
                        a Florida corporation
[ILLEGIBLE]
-------------------

[ILLEGIBLE]             By:      /s/ BRAIN GOODKIND
-------------------        --------------------------------------------------
                        Name:    BRIAN GOODKIND
                             ------------------------------------------------
                        Title:   SENIOR VICE PRESIDENT
                              -----------------------------------------------

                                    EXHIBIT A
                                  THE BUILDING

Lots 1 through 20, inclusive, in Block 38 North, City of Miami, according to the Plat thereof recorded in Plat Book B, at page 41, of the Public Records of Miami-Dade County, Florida.

[diagram of the building]

                                   EXHIBIT A-1
                                  PARKING AREAS


[diagram of the parking areas]

                                   EXHIBIT B-1
                                  THE PREMISES




[diagram of the premises]

                                    EXHIBIT C
                        WORK AGREEMENT - LANDLORD'S WORK

         This Exhibit is attached to and made a part of that certain Lease Agreement dated the ____ day of ____________, 2000 (the "Lease"), by and between Technology Center of the Americas LLC, a Delaware limited liability company ("Landlord") and NAP of the Americas, Inc., a Florida corporation ("Tenant").

         1. Landlord shall construct the Building on the Property in accordance with the Plans and Specifications that will be developed by Landlord. The word "Property" shall mean and include the Building and the land on which Building is constructed. The Building will be constructed of a precast concrete exterior, hung on steel reinforced poured concrete slabs, set on 36" by 28" concrete beams, connecting to 30" square columns, with 30' by 40' column spacing. The Building will be constructed according to Category F-2 Industrial Standard for Florida and the Category 5 Storm Code for FEMA State of Emergency. The structural components of the Building mechanical and electrical systems and equipment that serve the Premises (but which do not comprise Tenant Work, Ancillary Equipment, or Alterations by Tenant), shall be in compliance with all applicable building laws, codes and municipal ordinances. Landlord will construct the Building on the Property free of impermissible Hazardous Materials and in compliance with Environmental Laws. Landlord will design and construct the entranceway and access to the Building and to the Premises as reasonably required so that they shall be in compliance with the requirements of the Americans With Disabilities Act as it applies to Tenant's proposed use.

         2. LANDLORD'S WORK. The following is the work to be performed by Landlord at Landlord's sole expense, and at no additional charge to Tenant, unless its pro rata share of Tenant's Equipment Area is exceeded (and bracketed notes in each item provide reference to the related items on Exhibit D pertaining to Tenant's Work:

                  2.1 ELECTRICAL SERVICE. Pursuant to the Master Utilization Plan being prepared for the Property, Florida Power & Light Company ("FP&L") shall construct two (2) underground 13.2 volt electrical feeds from two (2) separate substations to two (2) FP&L vaults adjacent to the Building. There will be one vault on each of the east and west sides of the Building. From each vault, Landlord will extend the
                           13.2 volt power to main switch gear on the first floor of the Building. Further, Landlord will install conduit and electrical cable within vertical risers from the switch gear to the roof of the Building, as well as to a power panel on each floor. Such power shall be inactive until Tenant connects such electrical cable to its own switch gear and transformers at Tenant's responsibility and expense. Tenant shall provide transformer and switchgear protection to stepdown the 13.2 volt power to 480 volts and to distribute said power throughout its Premises. Tenant shall be provided its pro rata share of available permanent power as follows: 10,000 amps of permanent power is to be operational in October of 2001; and, thereafter, 90,000 amps of permanent power will be provided in phases or increments of 10000 amps each over the succeeding nine (9) month period. Tenant shall obtain and pay for its entire supply of electrical power directly from the public utility, with such service to include direct metering and billing of utilization. Landlord shall identify the point of connection within the electrical distribution system in accordance with the Master Plan of Utilization for the Building. Tenant also shall be responsible for obtaining and paying for any equipment (e.g., network transformers, network protectors, step-down transformers, etc.) necessary to satisfy its own or a public utility's requirements for the requested service.

                  2.2 UTILITIES DURING CONSTRUCTION. Landlord will provide temporary power to an FP&L vault by the Delivery Date. The temporary power will consist of 2000 amps of 480 volt power per floor. Additionally, Landlord will provide water and sewer service during Tenant's construction of the Premises. The cost of temporary utilities shall be borne by Tenant.

                  2.3 ROOF. Landlord will install a roof consisting of concrete over insulation, over membrane, over concrete and will be built to withstand a Category 5 Hurricane and to bear the loads of Tenant's Equipment Areas as approved by Landlord.

                  2.4 RISER OR CHASEWAY SPACE. Landlord will build riser space from the ground level to the roof of the Building in accordance with the plans and specifications and Landlord's Master Utilization Plan, and Tenant may use its pro rata allocation of such riser space. Specifically, there will be eight
                           (8) risers for fiber conduit; eight (8) risers for wet or dry cooling pipes; eight (8) electrical shafts for power, power controls and back-up power connections; four (4) risers for domestic water and condensation drains; and, two (2) risers for common exhaust, with eleven (11) exhaust lines in each riser. [See Section 2D of Exhibit D.]

                  2.5 CONTROLLED ACCESS. Landlord will install central access monitoring by audio and visual card access at Building entrances, service areas and parking facilities. Such system will monitor all access points, fire safety system and fuel containment areas. [See Section 2H of Exhibit D.]

                  2.6 STANDPIPE. Landlord will provide standpipe access to the Premises for Tenant's tie-in with sufficient pressure, based on Tenant's approved plans, for Tenant's anticipated fire suppression system and equipment. Landlord will stub out six stand pipes to each floor in each of the six stair towers in the Building.

                  2.7 FUEL VAULTS AND TANKS. Landlord will build two (2) main fuel vaults on the ground level. Each vault will contain three (3) fuel pods (or sub-vaults). Each sub-vault shall contain two (2), 15,000 gallon tanks. These fuels tanks are designed to provide fuel storage to the Tenant's primary fuel supply at each generator location. Landlord will provide fuel pumps in each sub-vault and will monitor connections of all fuel tanks so as to be able to determine actual tenant consumption of such fuel from these fuel tanks.

                  2.8 GENERATOR LOCATION. Landlord will build two (2) generator vaults per floor, each of which are sized for two (2), two (2) Meg gensets with 1,500 gallon belly tanks each, including containment and flush stations for each vault. All columns and floors in every corner of the Building and the roof are designed to carry loads for gensets and tanks, subject to Landlord approval, which shall not be unreasonably withheld or delayed. [See Section 2B of Exhibit D.]

                  2.9 FIBER CONDUITS. Landlord will install two (2) duct banks at the ground on opposite sides of the Building, each with the capacity to receive fiber from two (2) compass directions and each with thirty-six (36), four (4) inch conduits from the vault through fiber risers to connections on each floor. A total of one hundred forty four (144), four
                           (4) inch conduits will beo available for primary and redundant connection to the Building and for pro rata tenant utilization. [See Section 2D of Exhibit D.]

                  2.10 GROUNDING INSTALLATION. Landlord will build two (2) grounding rooms per floor for the use of grounding tenants' telecommunications equipment (DC power), as well as of grounding the Building (AC power). Landlord will install a screen wall on the roof to screen Tenant Equipment Areas and to withstand Category 5 Hurricanes. This screenwall shall be available to Tenant for the purpose of attaching GPS antennas. See, also, Section 2(C) of Exhibit D to this Lease. [See Section 2C of Exhibit D.]

                  2.11 LIGHTENING PROTECTION. Landlord will install a copper ring on the roof and in the ground around the Building for lightening protection.

                  2.12 FLOOR LOADS. Landlord will construct all floors of the Building at a base live load capacity of 180 pounds per square foot ("PPSF"). Additionally, corner bays of each floor supporting generator vaults and columns will be constructed at a live load capacity of 250 PPSF. All columns will be constructed at a live load capacity of 350 PPSF.

                  2.13 LOUVERS. Landlord will install full-sized louvers on exteriors of each generator vault on each floor for fresh air intake.

                  2.14 WINDOWS. The Building will be constructed without exterior windows.

                  2.15 PARKING. Landlord will build a one level structured parking facility on the ground level of the Building to provide a 127 space parking capacity, including handicapped spaces.

                  2.16 BUILDING ELEVATION. Telecommunications space will be constructed at an elevation two (2) feet above the highest flood level projected by FEMA for a Category 5 Hurricane. The site is located in category "X" within Miami, Dade County (out of the 500 year flood plain).

                  2.17 ELEVATORS. Landlord will install one freight elevator sized at 10' by 10' by 14', with a 12,000 pound freight capacity, which will operate between the ground floor and the roof (inclusive). Additionally, Building will contain two (2), 3,500 pound capacity passenger elevators. Passenger elevators will be used as freight or service elevators during the base building construction and, thereafter, in Landlord's discretion.

                  2.18 LOADING DOCK. Landlord will install a three (3) dock platform. Each dock will have a load leveler providing up to 20,000 pounds of capacity.

                  2.19 CHILLED WATER CAPACITY. Landlord has been advised by FP&L that FP&L will make available chilled water plant capacity to Building. Landlord will stub connections to in the heat exchange room on each floor. FP&L has advised Landlord that FP&L will provide 7,000 tons of capacity in the aggregate for permanent or back-up cooling for the Building.

                  2.20 BATHROOMS. Landlord will build one (1) men's room and one (1) women's room per floor, which will include two (2) toilets per bath room. Bath rooms will meet ADA requirements. Additionally, Landlord will build six (6) "unisex" bathrooms per floor located at each stair tower, with one (1) toilet per unisex bath room. [See Section 2K of Exhibit D.]

         3. Notwithstanding anything to the contrary in the Lease, Landlord hereby warrants to Tenant that (a) the Building, and (b) the Premises, to the extent constructed by Landlord or Landlord's contractor, and to the extent designed by Landlord or Landlord's designer, shall be constructed and designed in a good and workmanlike manner and in full compliance with all governmental regulations, ordinances, and laws existing at the time of the issuance of the building permits therefore ("Applicable Laws"), and, to the extent designed and constructed by Landlord shall be suitable for the permitted uses provided in the Lease.

                                    EXHIBIT D
                         WORK AGREEMENT - TENANT'S WORK

         1.       GENERAL CONSIDERATIONS.

                  a) Tenant acknowledges that all improvements to the Premises and related installations desired by Tenant shall be made strictly in accordance with the terms of this Lease and at Tenant's sole cost and expense. All of Tenant's Work shall be in compliance with an F-2 construction type within the meaning of and in accordance with the currently effective South Florida Building Code. Landlord's only obligation with respect to the improvement of the Premises is set forth and listed in the Rider, the Lease and Exhibit C above. All of Tenant's Work, and the installation of any of Tenant's Equipment, shall be in compliance with all applicable laws, codes and regulations of any federal, state and local government or agency having jurisdiction thereof.

                  b) All improvements desired to be performed by Tenant, and approved by Landlord in accordance with the terms of this Lease, are hereinafter referred to as "Tenant's Work". All such improvements shall be installed by Tenant at its sole risk and expense. Tenant's contractor must coordinate all of its work with the Landlord's designated base building contractor or construction manager ("CM") and shall work in cooperation with said CM (subject to the reasonable rules and regulations imposed by the CM) so as to coordinate the use of and access to the Property and Building common areas, the loading facilities, freight elevators, risers, etc. throughout the development and alteration of the Property, Building and the Premises.

                  c) Notwithstanding anything to the contrary in the Rider and the Lease, Tenant shall submit all plans and specifications for construction of improvements and installation of equipment and materials, and for any riser or chaseway space, to the Landlord and CM for review, comments and approval in conformity with the Rider and Lease. Given the extraordinary complexity of the inter-relationship between the needs of the various tenants of the Complex, and Landlord's wish to accommodate the needs of all tenants to the extent reasonably possible as they relate to the initial construction and alteration of their respective premises, and as it relates to affording each of them utility capacity and access to Tenant's Equipment Areas, Tenant has a duty to consult with Landlord and CM and to afford them adequate opportunity to coordinate work and installations so as to ensure that no conflict arises between or among tenants.

         2. TENANT'S REQUIREMENTS AND EQUIPMENT. In connection with Tenant's build-out of its initial improvements within the Premises and Tenant's intended use of its Premises, Landlord hereby grants Tenant the following rights with respect to the following technical requirements and installations of equipment (collectively, "Tenant's Equipment") pursuant and subject to the terms of this Lease, including but not limited to the conditions set forth in this Exhibit D; provided, however, that in each case (i) Tenant shall be responsible for installing, maintaining and repairing Tenant's Equipment and for restoring the Premises, the Building and the Property, as applicable, upon installation or removal. At Landlord's option, Tenant must restore to normal condition and must remove all lines within conduits, risers and chaseways at Tenant's expense, as applicable, at Tenant's sole cost and expense; (ii) the Tenant's Equipment shall be located in the designated portion of Tenant's Equipment Area as approved by Landlord; (iii) the Tenant's Equipment shall be installed, maintained and repaired by qualified engineers, contractors and technicians and shall at all times comply with all applicable laws; and (iv) there shall be no additional rent or charge imposed on Tenant as a result of any Tenant's Equipment, except to the extent that said installation now or in the future occupies more than the allocated portion of the Tenant's Equipment Area within the meaning of the Lease. All of the Tenant's Equipment shall be and remain the property of Tenant and shall be for Tenant's exclusive use. Landlord acknowledges that all of Tenant's Equipment is integral to Tenant's business operations and that Tenant would not be entering into this Lease in the absence of these provisions. Subject to the reasonable regulation thereof by Landlord, Tenant shall have access to those portions of the Building and Property containing the Tenant's Equipment 24 hours per day/7 days a week. Subject to the Landlord's prior review and approval of tenant's plans and specifications in accordance with this Lease:

                  A. HVAC/MECHANICAL. Landlord hereby grants to Tenant the right to install, operate, maintain, repair and replace Tenant's HVAC system with related chillers, wiring, piping, conduits, vents and equipment. Such equipment

(collectively the "Cooling Equipment") will beo located on the roof of the Building in the designated Tenant's Equipment Area thereon, installed to the reasonable design standard of Landlord.

                  B. GENERATORS. Tenant shall be permitted to install, operate, maintain, repair and replace, with like-kind equipment, four (4), 2000 kw/480 volt diesel generators to be located in the generator vault location described in Section 2.8 of Exhibit C above and in Tenant's Equipment Area inside of the Building in a location designated by Landlord, as shown in Exhibit B-2, together with related wiring, piping, conduits, vents and equipment, including eight 4-inch conduits, the location of which is also to be approved by Landlord. In connection with such generator, Tenant shall also have the right to place up to a 1,500 gallon fuel storage tank in the base of each generator in a belly tank configuration, in accordance with all local rules, laws and regulations. Tenant shall have the right to test the generator once per week at a time agreed to by Landlord in its reasonable discretion. Generator shall be equipped with silencers and attenuator systems, sufficient to maintain sound levels at or below a rating of 65 dba measured within thirty (30) feet of each generator.

                  C. GROUNDING INSTALLATION. As noted on Exhibit C above, Landlord shall build, install, operate, maintain, repair and replace the grounding installation for the Building and Property. Tenant acknowledges that the construction of this system shall be a cost that will be passed through to the tenants based on their respective Proportionate Share. The cost of operating, maintaining, repairing, upgrading and replacing the installation shall be considered an Operating Charge and shall also be passed through to the tenants based on their respective Proportionate Share. Subject to Landlord's review and approval of the plans and specifications thereof to ensure, among other things, the integration of same into the Building and Property grounding system, Tenant shall have the right to install, operate, maintain, repair and replace a system within the Premises for the proper grounding of the telecommunications equipment which shall connect same to the Building and Property grounding system in a manner approved by Landlord, with such approval not to be unreasonably withheld or delayed. Tenant will connect to the lightening protection system in a manner approved by landlord in Landlord's reasonable discretion, and at the sole cost of Tenant.

                  D. CONDUIT/ACCESS/RISER SPACE. Tenant shall submit its specifications of all equipment and the size, number and type of conduits for any and all connections from its Premises to Tenant's Equipment Areas in the Building to Landlord for its review and approval, which shall not be unreasonably withheld or delayed. All such plans, specifications and installations shall comply with Landlord's Master Utilization Plan and conform to the requirements of installations made in Sections 2.4 and 2.9 of Exhibit C above.

                  E. LIFE SAFETY. Tenant may install a fire suppression system (or similar system that may be appropriate) independent of the Building systems. Tenant shall also have the right to modify any sprinkler systems to a dry pipe, double pre-action system. Any such modification shall be in strict compliance with all codes and after approval by Landlord and coordination with CM. The cost of any such modification shall be borne by Tenant. The monitoring aspects of fire suppression and security systems are also subject to the prior review and approval of Landlord's insurance carrier, which approval shall not be unreasonably withheld or delayed. The installation of any life safety system or equipment within the Premises shall be performed in a manner that enables it to be appropriately integrated into the life safety system for the Building and Property, and such integration shall be subject to Landlord's approval. Tenant shall provide audio and visual fire safety within the Premises at its expense that is compatible with and connected to Landlord's fire safety system for the Building and Property, and Tenant shall be obligated to notify Landlord in event of emergency.

                  F. ANTENNA: Tenant may install, at its sole cost and expense, a supporting antenna. Any installation shall be subject to Landlord's approval of the size, design, location, height, installation and appearance, such approval to not be unreasonably withheld or delayed.

                  G. REPLACEMENT. Subject to Landlord's prior review and approval, which shall not be unreasonably withheld or delayed, Tenant shall have the right to replace any or all of its equipment, including generators, batteries, GPS systems, HVAC, etc., with like kind equipment, at any time during the term of the Lease. Tenant shall promptly repair any damage to the Building or the Property caused by such replacement at Tenant's sole risk and expense.

                  H. SECURITY. Subject to Section 2.5 of Exhibit C above, and upon Landlord's review and approval, Tenant shall have the right to install a specialized "card-key" security system, palm readers, retinal scanners, and video telephones to govern access to the Premises or certain portions thereof as designated by Tenant. Landlord agrees that Tenant shall have the right to install such a system at Tenant's sole cost and expense.

                  I. FUEL CONNECTIONS. Tenant is required to install at its expense all fuel lines from the header on its floor in the fuel riser to its fuel pump, then to its generator.

                  J. DEMISING WALLS. Tenant is required to install at its expense fire- rated demising walls at a fire rating for all common area corridors as required by code, and subject to the prior review and approval of Landlord, which shall not be unreasonably withheld or delayed.

                  K. BATHROOMS. Tenant may install additional bathrooms at its expense upon Landlord's review and approval.

                  L. FIBER. Tenant is required to install at its expense all fiber lines and conduits from Landlord's main fiber duct banks on the ground level to its Premises and other approved areas or to all Tenant Equipment Areas as reasonably approved by Landlord.

         3. OTHER MATTERS.

                  A. Subject to the review and approval of plans and specifications by Landlord, and subject to other applicable provisions of this Lease, Tenant, at Tenant's expense, may bring fiber optic cables to the Premises from any existing or future telecommunications provider which has or will have fiber in the Building, whether located in the Main Point of Entry(s) ("MPOE(s)"), main building telecommunications room(s), or other authorized locations within the Building.

                  B. Subject to other applicable provisions of this Lease, and upon the approval of Tenant's plans and specifications by Landlord, Tenant may, at its sole cost and expense, or at the sole cost and expense of the fiber provider, bring additional fiber from telecommunications fiber providers, whether currently serving the Building or not, into the Building to provide fiber to the Premises. The construction of such additional fiber may include the removal and replacement of. curbing, pavement, and sidewalks at Tenant's or fiber provider's expense; provided, that (i) Tenant and its contractors comply with all applicable laws and regulations and obtain all permits at Tenant's expense, (ii) any damage or destruction to curbing, pavement, sidewalks and other portions or elements of the Building or the Property (including the premises of any other tenant of the Building) shall be forthwith repaired or replaced, as applicable, at the sole cost of Tenant (and such obligation shall be considered Additional Rent); and (iii) the work to be performed is coordinated with Landlord's CM, and the identity of any contractor or subcontractor performing work, and any security by such contractor(s) is approved in advance in writing by Landlord. Tenant and Tenant's contractor shall also comply in all respects with Article 9 of the Standard Provisions of the Lease.

         4. FLOOR LOADS: Tenant may not exceed permitted floor loads without the prior written approval of Landlord, which approval may be granted, conditioned or denied in the sole and absolute discretion of Landlord.

         5. LOADING DOCKS, FREIGHT ELEVATOR USE DURING CONSTRUCTION: Tenant shall coordinate its construction activities and deliveries with Landlord's CM so as to ensure that its use and scheduling of freight elevators and other facilities is compatible with Landlord's reasonable requirements and those of other tenants. Landlord shall review and respond to Tenant requests for review of plans and specifications of structural matters within thirty (30) business days of their submission to Landlord's CM. Landlord shall review and respond to tenant requests for review of plans and specifications of non-structural matters within fifteen (15) business days of their submission to Landlord's CM.

                                    EXHIBIT E
                              RULES AND REGULATIONS

         This Exhibit is attached to and made a part of that certain Lease Agreement dated as of the ____ day of October 2000 (the "Lease"), by and between T-Rex Technology Center of the Americas LLC, a Delaware limited liability company ("Landlord") and NAP of the Americas. Inc., a Florida corporation ("Tenant").

         The following Rules and Regulations have been formulated for the safety and well-being of all tenants of the Building and to ensure compliance with all municipal said other requirements. Strict adherence to these Rules and Regulations is necessary to guarantee that each and every tenant will enjoy a safe and unannoyed occupancy in the Building in accordance with the Lease. Any continuing violation of these Rules and Regulations by Tenant, after notice from Landlord, shall be deemed to be an Event of Default under the Lease.

         Landlord may, upon request by any tenant, waive the compliance by such tenant to any of these Rules and Regulations, provided that (i) no waiver shall be effective unless signed by Landlord or Landlord's authorized agent, (ii) any such waiver shall not relieve such tenant from the obligation to comply with such Rule and Regulation in the future unless expressly consented to by Landlord, (iii) no waiver granted to any tenant shall relieve any other tenant from the obligation of complying with the Rules and Regulations unless such other tenant has received a similar waiver in writing from Landlord, and (iv) any such waiver by Landlord shall not relieve Tenant from any obligation or liability of Tenant to Landlord pursuant to the Lease for any loss or damage occasioned as a result of Tenant's failure to comply with any such Rule or Regulation.

         1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors, halls and other parts of the Building not occupied by any tenant shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from the Premises, and if the Premises are situated on the ground floor of the Building, then Tenant shall, at its own expense, keep the sidewalks and curbs directly in front of the Premises clean and free from ice and snow. Landlord shall have the right to control and operate the public portions of the Building and the facilities furnished for common use of the tenants in such manner as Landlord deems best for the benefit of the tenants generally. No tenant shall permit the visit to the Premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment by other tenants of the entrances, corridors, elevators and other public portions or facilities of the Building.

         2. No awnings or other projections shall be attached to any wall of the Building without the prior written consent of Landlord. No drapes, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Landlord. Such awnings, projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in the manner, approved by Landlord.

         3. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules without the prior written consent of Landlord.

         4. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, chemicals, paints, cleaning fluids or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

         5. There shall be no marking, painting, drilling into or in any way defacing the Building or any part of the Premises visible from public areas of the Building. Tenant shall not construct, maintain, use or operate within the Premises any electrical device, wiring or apparatus in connection with a loud speaker system or other sound system, except as reasonably required for its communication system and approved prior to the installation thereof by Landlord. No such loudspeaker or sound system shall be constructed, maintained, used or operated outside of the Premises.

         6. No bicycles, vehicles, animals, birds or pets of any kind shall be brought into or kept in or about the Premises, and no cooking (except for hot-plate or microwave cooking by Tenant's employees for their own consumption, the equipment for and location of which are first approved by Landlord) shall be done or permitted by any tenant on the Premises. No tenant shall cause or permit any unusual or objectionable odors to be produced upon or to permeate from the Premises.

         7. The use of the Premises by each tenant was approved by Landlord prior to execution of the Lease and such use may not be changed from the Permitted Use without the prior approval of Landlord. No space in the Building shall be used for manufacturing of goods for sale in the ordinary course of business, for the storage of merchandise for sale in the ordinary course of business or for the sale at auction of merchandise, goods or property of any kind.

         8. No tenant shall make any unseemly or disturbing noises or disturb or interfere with occupants of the Building or neighboring buildings or Premises or those having business with them whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing or in any other way. No tenant shall throw anything out of the doors or windows or down the corridors or stairs.

         9. No flammable, combustible or explosive fluid, chemical, asbestos or other hazardous substance or any other material harmful to tenants of the Building shall be brought, installed in or kept upon the Premises. No space heaters, fans or individual air conditioning units may be used in the Premises. Any electrical or extension cords deemed to be a fire hazard by Landlord in Landlord's sole discretion shall be removed.

         10. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant nor shall any changes be made in existing locks or the mechanism thereof. The doors leading to the corridors or main halls shall be kept closed at all times except as they may be used for ingress or egress. Each tenant shall, upon the termination of its tenancy, restore to the Landlord all keys of stores, offices, storage and toilet rooms either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay to Landlord the cost thereof.

                                    EXHIBIT E
                                GUARANTY OF LEASE

         THIS GUARANTY made as of this ___ day of October, Terremark Worldwide, Inc. ("Guarantor") in favor of Technology Center of the Americas, LLC, a Delaware limited liability company ("Landlord").

                                 R E C I T A L S

         A. NAP of the Americas, Inc. ("Tenant") is desirous of entering into that certain lease of even date herewith with Landlord relating to certain premises known as 149,184 square feet of space located on the second floor of the T-Rex Technology Center of the Americas -- Miami, which Lease is herein referred to as the "Lease").

         B.       Guarantor has requested that Landlord enter into the Lease.

         C. Landlord has declined to enter into the Lease unless Guarantor guarantees the Lease.

         NOW, THEREFORE, to induce Landlord to enter into the Lease, Guarantor hereby agrees as follows:

         1. UNCONDITIONAL GUARANTY. Guarantor unconditionally guarantees to Landlord and the successors and assigns of Landlord the full and punctual payment, performance and observance by Tenant of all of the terms, covenants and conditions in the Lease to be kept, performed or observed by Tenant. 1f at any time, Tenant shall default in the performance or observance of any of the terms, covenants or conditions in the Lease to be kept, performed or observed by Tenant, including, without limitation, the payment of any rent or other charge, Guarantor will keep, perform and observe the same, as the case may be, in place and stead of Tenant. It is understood and agreed that the use of the word "Lease" herein shall include the Basic Lease Information Rider ("Rider"), all exhibits, and all schedules attached to the Lease.

         2. WAIVER OF NOTICE; NO RELEASE OF LIABILITY. Any act of Landlord or the successors or assigns of Landlord consisting of the giving of any consent to any manner or thing relating to the Lease, or the granting of any indulgences or extensions of time to Tenant, may be done without any notice to Guarantor and without releasing or diminishing the obligations of Guarantor hereunder. The obligations of Guarantor hereunder shall not be released or diminished by Landlord's receipt, application or release of security given for the performance and observance of covenants and conditions in the Lease to be performed or observed by Tenant, or by any modifications of the Lease. The liability of Guarantor hereunder shall in no way be affected by (a) the release or discharge of Tenant in any creditors, receivership, bankruptcy or other proceedings, (b) the impairment, limitation or modification of the liability of Tenant or the estate of Tenant in bankruptcy, or of any remedy for the enforcement of Tenant's liability under the Lease resulting from the operation of any present or future provision of the Federal Bankruptcy Code or other statute or from the decision in any court; (c) the rejection or disaffirmance of the Lease in any such proceedings; (d) the assignment or transfer of the Lease by Tenant; (e) any disability or other defense of Tenant; (f) the cessation from any cause whatsoever of the liability of Tenant; or (g) the exercise by Landlord of any rights or remedies reserved to Landlord under the Lese, provided or permitted by law or by reason of any termination of the Lease.

         3. JOINDER: STATUTE OF LIMITATIONS. Guarantor agrees that it may be joined in any action against Tenant in connection with the obligations of Tenant under the Lease as covered by this Guaranty and recovery may be had against Guarantor in any such action or Landlord may enforce the obligations of Guarantor hereunder without first taking any action whatsoever against Tenant or its successors and assigns, or pursue any other remedy or apply any security it may hold, and Guarantor hereby waives all rights to assert or plead at any time any statute of limitations as relating to the Lease, the obligations of Guarantor hereunder and any and all surety or other defenses in the nature thereof.

         4. LIMITATION OF CLAIMS; SUBORDINATION. Until all of the covenants and conditions in the Lease on Tenant's part to be performed and observed are fully performed and observed, Guarantor:

                  (a) shall have no right of subrogation against Tenant by reason of any payments or acts of performance by Guarantor, in compliance with the obligations of Guarantor hereunder;

                  (b) waives any right to enforce any remedy which Guarantor now or hereafter shall have against Tenant by reason of any one or more payments or acts of performance in compliance with the obligations of Guarantor hereunder; and (c) subordinates any liability or indebtedness of Tenant now or hereafter held by Guarantor to the obligations of Tenant to Landlord under the Lease.

         5. DE FACTO TENANT. In the event this Guaranty shall be held ineffective or unenforceable by any court of competent jurisdiction, or in the event of any limitation of liability of Guarantor herein other than as expressly provided herein, then Guarantor shall be deemed to be a tenant under the Lease with the same force and effect as if Guarantor were expressly named as a joint and several tenant therein with respect to the obligations of Tenant thereunder hereby guaranteed.

         6. AMENDMENT OR ASSIGNMENT OF LEASE. The provisions of the Lease may be changed, modified, amended or waived by agreement between Landlord and Tenant at any time, or by course of conduct, without the consent of and without notice to Guarantor. This Guaranty shall guarantee the performance of the Lease as so changed, modified, amended or waived. Any assignment of the Lease (as permitted by the Lease) shall not affect this Guaranty and if Landlord disposes of its interest in the Lease, "Landlord", as used in this Guaranty, shall mean Landlord's successors and assigns.

         7. DEFENSES OF TENANT. Guarantor waives any defense by reason of any legal or other disability of Tenant and any other party to the Lease, and further waives any other defense based on the termination of Tenant's liability for any cause, as well as any presentments, or notices ofo acceptance of this Guaranty, and further waives all notices of the existence, creation, or incurring of new or additional obligations.

         8. NO WAIVER BY LANDLORD. No delay on the part of Landlord in exercising any right hereunder or under the Lease shall operate as a waiver of such right or of any other right of Landlord under the Lease or hereunder, nor shall any delay, omission or waiver on any one or more occasions be deemed a bar to or a waiver of the same or any other right on any other future occasion.

         9. JOINT AND SEVERAL LIABILITY. If there is more than one undersigned Guarantor, the term "Guarantor", as used herein, shall include all of such undersigned and each and every provision of this Guaranty shall be binding on each and every one of the undersigned and they shall be jointly and severally liable hereunder and Landlord shall have the right to join one or all of them in any proceeding or to proceed against them in any order.

         10. WHOLE AGREEMENT. This instrument constitutes the entire agreement between Landlord and Guarantor with respect to the subject matter hereof; superseding all prior oral or written agreements or understandings with respect hereto and may not be changed, modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by Guarantor and Landlord.

         11. APPLICABLE LAW. This Guaranty shall be governed by and construed in accordance with the laws of the State in which the Premises are located.

         12. GUARANTOR'S SUCCESSORS. Guarantor's obligations under this Guaranty shall be binding on the successors, heirs and assigns of Guarantor. Guarantor shall not be released by any assignment or delegation by it of its obligations hereunder.

         13. ATTORNEYS' FEES. If Landlord is required to enforce Guarantor's obligations hereunder by legal proceedings, Guarantor shall pay to Landlord all costs incurred, including without limitation, reasonable attorneys, fees.

         14. CAPTIONS. The paragraph headings appearing herein are for purposes of identification and reference only and shall not be used in interpreting this Guaranty.

         15. INTERPRETATION; SEVERABILITY. It is agreed that if any provision of this Guaranty or the application of any provision to any person or any circumstance shall be determined to be invalid or unenforceable, such determination shall not affect any other provisions of this Guaranty or the application of such provision to any other person or circumstance, all of which other provisions shall remain in full force and effect. It is the intention of the parties hereto that if any provision of this Guaranty is capable of two constructions one of which would render the provision valid, the provision shall have the meaning which renders it valid.

         16. EXTENSIONS AND RENEWALS. This Guaranty shall apply to the Lease, any extension or renewal thereof and to any holdover term following the term granted in the Lease or any extension or renewal thereof.

         17. ACKNOWLEDGMENT; ENFORCEABILITY. GUARANTOR REPRESENTS AND WARRANTS TO LANDLORD THAT GUARANTOR HAS READ THIS GUARANTY AND UNDERSTANDS THE CONTENT HEREOF AND THAT THIS GUARANTY IS ENFORCEABLE AGAINST GUARANTOR IN ACCORDANCE WITH ITS TERMS.

         18. FINANCIAL STATEMENTS. Tenant shall provide current audited financial statements for the Guarantor to Landlord with the delivery of the Lease, as well as upon the request of Landlord from time to time during the term of the Lease.

         IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written.

WITNESSES                        GUARANTOR

                                 TERREMARK WORLDWIDE, INC.

-----------------------------    ----------------------------------------------

-----------------------------

                                  SCHEDULE 4.2
                           WIRE TRANSFER INSTRUCTIONS

WIRING INSTRUCTION TO OCEAN BANK:

NAP of the Americas, Inc.
2601 S. Bayshore Drive, PH1B
Coconut Grove, Fl 33133
Account No. 101292854-05

Ocean Bank
780 NW 42 Avenue
Miami, Florida 33126
ABA ff06601 1392

                                 SCHEDULE 5.1(b)
                           TENANT'S OPERATING CHARGES

         Operating Charges shall mean all costs and expenses incurred by Landlord in the ownership and operation of the Building, including all of the following: (1) electricity, gas, water, sewer and other utility charges with respect to the operation of common areas of the Building; (2) premiums and other charges for insurance (including, but not limited to, property insurance, rent loss insurance and liability insurance); (3) all market rate management fees incurred in the management of the Building; (4) all costs incurred in connection with service and maintenance contracts; (5) maintenance and repair expenses and supplies; (6) amortization (calculated over the useful life of the improvement, with interest at Landlord's cost of funds or (if the improvement is not financed) at the prime rate reported in The Wall Street Journal) for capital expenditures which have been approved by Tenant or which are made by Landlord for the purpose of complying with legal or insurance requirements or that are intended to result in a net decrease in Operating Charges (hereinafter referred to as "Qualified Capital Expenditures"); (7) salaries, wages, benefits and other expenses of Building personnel; (8) legal fees (except as excluded below), administrative expenses, and accounting, architectural and other professional fees and expenses; (9) costs of any service not provided to the Building on the Lease Commencement Date but thereafter provided by Landlord in the prudent management of the Building; (10) charges for concierge, security, janitorial, char and cleaning services and supplies furnished to the Building; (11) costs associated with the provision or operation of any common facilities and service amenities; (12) the cost of maintaining management, engineering and/or maintenance offices in the Building (including the fair market rental value of the space devoted to such uses); (13) any business, professional and occupational license tax paid by Landlord with respect to the Building; (14) any personal property tax payable with respect to Landlord's property located at the Building that is used in connection with the maintenance, repair, or operation of the Building; and (15) any other expense incurred by Landlord in maintaining, repairing or operating the Building and related property. Operating Charges shall not include the following:

(i) Principal payments or interest payments on any mortgage, other debt costs and ground rent payments on any ground lease.

(ii)     Leasing commissions paid by Landlord.

(iii) Cost of repair or other work occasioned by fire, windstorm or other casualty, or by condemnation, to the extent reimbursed by insurance proceeds or condemnation award, and any other costs of items for which Landlord receives reimbursement from a third party.

(iv) Costs incurred due to renovating, decorating, redecorating or otherwise improving space for tenants in the Building.

(v) Costs of correcting latent defects (not standard repairs) during the initial warranty period after construction. All repairs and replacements resulting from ordinary wear and tear, use, fire, casualty, vandalism and other matters shall not be deemed to be latent construction defects.

(vi) Landlord's costs of electricity and other services sold to particular tenants which services are not standard for the Building and for which Landlord is entitled to reimbursement by such particular tenants.

(vii) Depreciation and amortization of the Building or any fixtures or improvements therein.

(viii) Expenses in connection with services or other benefits of a type which are not standard for the Building and which are not available to Tenant without specific charge therefore, but which are provided to another tenant or occupant and for which such other tenant or occupant is specifically charged by Landlord.

(ix) Costs, penalties, fines and associated legal expenses incurred due to violation by Landlord or any tenant in the Building of the terms of any applicable federal, state or local government laws, codes or similar regulations that would not have been incurred but for any such violations by Landlord, it being intended that each party shall be responsible for costs resulting from its own violation of such laws, codes and regulations as the same shall pertain to the Building.




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         Notwithstanding the foregoing, interest or penalties incurred in connection with assessments or taxes which are reasonably contested by Landlord shall be included as an acceptable Operating Charge.

(x) Costs of Landlord's general overhead and general administrative expenses (individual, partnership or corporate, as the case may be), which costs would not be chargeable to operating expenses of the Building in accordance with generally accepted accounting principles, consistently applied.

(xi) Any compensation paid to clerks, attendants or other persons in commercial concessions (such as snack bar or restaurant), if any, operated by Landlord.

(xii) All items and services for which Tenant or any other building tenant specifically reimburses Landlord.

(xiii) Legal fees in connection with leasing, tenant disputes or enforcement of leases.

(xiv)    Capital expenditures, except Qualified Capita] Expenditures.

(xv) Costs of overtime HVAC service whether provided to the Tenant or any other tenant of the Building.

(xvi) Costs of repairing, replacing or otherwise correcting defects (including latent defects) in or inadequacies of (but not the costs of ordinary and customary repair for normal wear and tear) the initial design or construction of the Building.

(xvii) Allowances, concessions, permits, licenses, inspections and other costs and expenses incurred in completing, fixturing, renovating or otherwise improving, decorating or redecorating space for tenants (including Tenant), prospective tenants or other occupants of the Building, or vacant leasable space in the Building, or constructing or finishing demising walls and public corridors with respect to any such space.

(xviii) Any amount specifically required to be paid by Landlord to Tenant under this Lease, and any cost or expense (A) which is due to Landlord's negligence or willful misconduct, (B) which is incurred pursuant to any Landlord indemnification and/or hold harmless provision, or (C) which is a result of any breach of this Lease or any other lease for space in the Building.

(xix) Costs incurred in connection with the sale, financing, refinancing, mortgaging, selling or change of ownership of the Land or Building.

(xx) Costs, fines, interest, penalties, legal fees or costs of litigation incurred due to the late payments of utility bills and other costs of operating the Building incurred by Landlord's failure to make such payments when due.

(xxi) All amounts which would otherwise be included in Operating Charges which are paid to any affiliate or subsidiary of Landlord, or any representative, employee or agent of same, to the extent the costs of such services exceed the competitive rates for similar services of comparable quality rendered by persons or entities of similar skill, competence and experience. It is hereby acknowledged by Tenant that the management fee in the amount of 5% of gross rentals to be paid to an affiliate of Landlord is a competitive, market rate fee.

(xxii) Increased insurance premiums caused by Landlord's or any other tenant's hazardous acts.

(xxiii)  Moving expense costs of tenants of the Building.

(xxiv) Advertising, public relations and promotional costs associated with the promotion or leasing of the Building, and costs of signs in or on the Building identifying the owners of the Building or any tenant of the Building.

(xxv) Costs incurred to correct violations by Landlord of any law, regulation, rule, order or ordinance which was in effect as of the Lease Commencement Date.

(xxvi) Non-cash items, such as interest on capital invested, bad debt losses, rent losses and reserves for such losses.




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(xxvii)  Electric power costs for which any tenant directly contracts with the local public service company.

In the event a single expenditure pays for the provision of a good or service to both the Building and any neighboring building owned by Landlord, then Operating Charges of the Building shall include only the portion of such payment that is equitably allocable to the Building, as reasonably determined by Landlord.






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